UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

First Advantage Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 24, 2025

Dear Stockholder:

Please join us for First Advantage Corporation’s Annual Meeting of Stockholders to be held on Friday, June 6, 2025, at 2:00 p.m., Eastern Time. The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.proxydocs.com/FA and entering the control number shown on your Notice of Internet Availability of Proxy Materials, proxy card, or the instructions that accompanied your proxy materials.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites receipt, reduces costs and conserves natural resources. We are sending a Notice of Internet Availability of Proxy Materials and making the Proxy Materials available on the Internet on or about April 24, 2025 to our stockholders of record at the close of business on April 8, 2025. The notice contains instructions on how to access our Proxy Statement and 2024 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the notice.

We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The Board of Directors recommends that you vote “FOR” each of the nominees listed in the Proxy Statement, “FOR” the ratification of Deloitte & Touche LLP, and “FOR” the approval of, on an advisory (non-binding) basis, the compensation of our named executive officers.

Whether or not you plan to attend the meeting, your vote is important to us. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote via the Internet at the Annual Meeting. We encourage you to vote by Internet, by telephone, or by proxy card in advance even if you plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

Thank you for your continued support of First Advantage Corporation.

Sincerely,

Scott Staples
Chief Executive Officer

FIRST ADVANTAGE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	2:00 p.m., Eastern Time, on Friday, June 6, 2025

VIRTUAL LOCATION

You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.proxydocs.com/FA and entering the control number shown on your Notice of Internet Availability of Proxy Materials, proxy card, or the instructions that accompanied your proxy materials to join the Annual Meeting.

ITEMS OF BUSINESS	1. To elect the two Class I director nominees listed in the Proxy Statement.

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.

3. To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

4. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 8, 2025.

VOTING BY PROXY

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by completing, signing, and returning a proxy card. Voting procedures are described on the following page and on the proxy card.

By Order of the Board of Directors,

Bret T. Jardine
Chief Legal Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 6, 2025: This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) are available free of charge at https://investors.fadv.com/financials-filings/sec-filings and at www.proxydocs.com/FA. A list of stockholders of record at the close of business on April 8, 2025 will be open for examination by any stockholder for any purpose germane to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our principal executive offices at 1 Concourse Parkway NE, Suite 200, Atlanta, Georgia 30328, and electronically during the Annual Meeting by registering at www.proxydocs.com/FA.

PROXY VOTING METHODS

If, at the close of business on April 8, 2025, you were a stockholder of record, you may vote your shares by proxy at the Annual Meeting. If you were a stockholder of record, you may vote your shares in advance over the Internet, by telephone, or by mail. You may also revoke your proxies at the times and in the manner described in the General Information section of this Proxy Statement. For shares held through a broker, bank, or other nominee, you may submit voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

If you are a stockholder of record, your Internet, telephone, or mail vote must be received by 2:00 p.m., Eastern Time, on June 6, 2025 to be counted. If you hold shares through a broker, bank, or other nominee, please refer to information from your bank, broker, or nominee for voting instructions.

To vote by proxy if you are a stockholder of record:

BY INTERNET

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Go to the website www.proxypush.com/FA and follow the instructions, 24 hours a day, seven days a week.
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You will need the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card.

BY TELEPHONE

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From a touch-tone telephone, dial (866) 506-3604 and follow the recorded instructions, 24 hours a day, seven days a week.
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You will need the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card in order to vote by telephone.

BY MAIL

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If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.
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Mark your selections on the proxy card.
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Date and sign your name exactly as it appears on your proxy card.
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Mail the proxy card in the enclosed postage-paid envelope provided to you.

YOUR VOTE IS IMPORTANT TO US.

THANK YOU FOR VOTING.

Cautionary Notice Regarding Forward-Looking Statements and Website Reference

This Proxy Statement contains “forward-looking statements” that reflect our current views with respect to, among other things, our operations and financial performance and include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases. These forward-looking statements are subject to various risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. For additional information on factors that could cause our actual results to differ materially from expected results, please see “Risk Factors” in our 2024 Form 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this Proxy Statement speak only as of the date of this Proxy Statement, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Web links throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

FIRST ADVANTAGE CORPORATION

1 Concourse Parkway NE, Suite 200, Atlanta, GA 30328

Telephone: (888) 314-9761

PROXY STATEMENT

Annual Meeting of Stockholders

June 6, 2025

GENERAL INFORMATION

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of First Advantage Corporation of proxies to be voted at our Annual Meeting of Stockholders to be held on June 6, 2025 (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. We either (1) mailed you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each stockholder entitled to vote at the Annual Meeting how to vote and how to electronically access a copy of this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2024 (referred to as the “Proxy Materials”) or (2) mailed you a paper copy of the Proxy Materials and a proxy card in paper format. If you have not received, but would like to receive, a paper copy of the Proxy Materials and a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability. Except where the context requires otherwise, references to “First Advantage,” “the Company,” “we,” “us,” and “our” refer to First Advantage Corporation.

What am I voting on?

There are three proposals scheduled to be voted on at the Annual Meeting:

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Proposal No. 1: Election of the two Class I director nominees listed in this Proxy Statement.
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Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.
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Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers (the “Say on Pay Proposal”).

Who is entitled to vote?

Stockholders as of the close of business on April 8, 2025 (the “Record Date”) may vote at the Annual Meeting or any postponement or adjournment thereof. As of that date, there were 173,642,659 shares of our common stock outstanding. Holders of our common stock have one vote for each share held as of the Record Date, including shares:

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Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and
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Held for you in an account with a broker, bank, or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank, or nominee how to vote their shares.

First Advantage Corporation | 2025 Proxy Statement	1

What constitutes a quorum?

The presence in person or by proxy of stockholders holding a majority in voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the Annual Meeting. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairman of the Annual Meeting or stockholders holding a majority in voting power of the shares of stock of the Company, present in person or by proxy and entitled to vote thereon, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

How many votes are required to approve each proposal?

Under our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality vote, which means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected (Proposal No. 1). There is no cumulative voting.

Under our Bylaws, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 (Proposal No. 2) requires the vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote on such proposal. It is important to note that the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 (Proposal No. 2) is non-binding and advisory. While the ratification of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, if our stockholders fail to ratify the selection, we will consider it notice to the Board and the Audit Committee to consider the selection of a different firm.

With respect to the Say on Pay Proposal (Proposal No. 3), the approval on an advisory (non-binding) basis, of the compensation of our named executive officers requires the vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy and entitled to vote on such proposal. It is important to note that the Say on Pay proposal is non-binding and advisory. While the approval of the compensation of our named executive officers is not required by our Bylaws or otherwise, if our stockholders fail to approve the proposal, we will consider the vote when making future decisions regarding executive compensation.

What is a “broker non-vote”?

A broker non-vote occurs when shares held through a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at its discretion. Proposals No. 1 and No. 3 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on these proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

How are votes counted?

With respect to the election of directors (Proposal No. 1), you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are “WITHHELD” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director because directors are elected by plurality voting. Broker non-votes will have no effect on the outcome of Proposal No. 1.

With respect to the ratification of our independent registered public accounting firm (Proposal No. 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” such proposal and there are no broker non-votes with respect to Proposal No. 2 because brokers are permitted to exercise discretion to vote uninstructed shares on this proposal.

With respect to the Say on Pay Proposal (Proposal No. 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as a vote “AGAINST” the Say on Pay Proposal and broker non-votes will have no effect on the outcome of the Say on Pay Proposal.

First Advantage Corporation | 2025 Proxy Statement	2

If you sign and submit your proxy card without providing voting instructions, your shares will be voted in accordance with the recommendation of the Board with respect to the Proposals.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

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“FOR” each of the Class I director nominees set forth in this Proxy Statement;
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“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025; and
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“FOR” the approval, in a non-binding advisory vote, of the compensation paid to the named executive officers.

Who will count the vote?

Representatives of Mediant Communications, Inc. (“Mediant”) will tabulate the votes and act as inspectors of election.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by authorizing a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:

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By Internet—You may submit your proxy by going to www.proxypush.com/FA and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.
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By Telephone—You may submit your proxy by dialing (866) 506-3604 and by following the recorded instructions. You will need the control number included on your Notice of Internet Availability or on your proxy card in order to vote by telephone.
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By Mail—If you have received a proxy card, you may vote by mail by signing and dating the enclosed proxy card where indicated and by returning the card in the postage-paid envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

Internet and telephone voting facilities will close at 2:00 p.m., Eastern Time, on June 6, 2025, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than 2:00 p.m., Eastern Time, June 6, 2025.

If you hold your shares in street name, you may submit voting instructions to your broker, bank, or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.

How do I attend and vote my shares at the Virtual Annual Meeting?

This year’s Annual Meeting will be a completely virtual meeting of stockholders. You may attend the Annual Meeting via the Internet. Any stockholder can register and attend the Annual Meeting live online at www.proxydocs.com/FA and enter the control number shown on your Notice of Internet Availability of Proxy Materials, proxy card, or the instructions that accompanied your proxy materials. If you virtually attend the Annual Meeting you can vote your shares electronically, and submit your questions during the Annual Meeting. A summary of the information you need to attend the Annual Meeting and vote via the Internet is provided below:

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instructions on how to attend and participate via the internet, including a unique link to access the Annual Meeting and how to demonstrate proof of stock ownership, will be emailed to you after completion of your registration;
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assistance with questions regarding how to attend and participate via the internet will be provided in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting;
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stockholders may vote and submit questions while attending the Annual Meeting via the internet; and

First Advantage Corporation | 2025 Proxy Statement	3

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you will need the control number that is included in your proxy card or the instructions that accompanied your proxy materials in order to enter the Annual Meeting and to vote during the Annual Meeting.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The Annual Meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.

We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation, and communication through online tools. We plan to take the following steps to provide for such an experience:

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providing stockholders with the ability to submit appropriate questions in advance of the meeting;
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providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
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answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.

How do I vote online during the Annual Meeting?

If you are a stockholder of record, you may vote your shares by attending the 2025 Annual Meeting of Stockholders online and following the on-screen voting instructions.

If you hold your shares in street name, you may need to follow additional instructions provided by your bank, broker, or nominee in order to vote your shares and submit questions during the Annual Meeting. After obtaining a valid legal proxy from your bank, broker, or nominee, you must submit proof via email of your legal proxy reflecting the number of shares you hold along with your name and address to Mediant at dsmsupport@mediantonline.com.

Requests must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 6, 2025. A confirmation of email with additional instructions on how to vote at the Annual Meeting will be issued after a valid legal proxy has been received.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted in the instructional email you will receive after completion of your registration and on the day of the Annual Meeting. Technical support will be available starting at 1:00 p.m., Eastern Time, on Friday, June 6, 2025 and until the meeting has finished.

What does it mean if I receive more than one Notice of Internet Availability or proxy card on or about the same time?

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please vote once for each Notice of Internet Availability or proxy card you receive.

First Advantage Corporation | 2025 Proxy Statement	4

May I change my vote or revoke my proxy?

Yes. Whether you have voted by Internet, telephone, or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

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voting by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 2:00 p.m., Eastern Time, on June 6, 2025;
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submitting a properly signed proxy card, which has a later date than your previous vote, and that is received no later than 2:00 p.m., Eastern Time, June 6, 2025;
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attending the virtual Annual Meeting and voting in person; or
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delivering a written statement to that effect to our Corporate Secretary, provided such statement is received no later than June 5, 2025.

If you hold shares in street name, please refer to information from your bank, broker, or other nominee on how to revoke or submit new voting instructions.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy, the named proxies will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers, or employees of the Company (for no additional compensation) in person or by telephone, e-mail, or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

First Advantage Corporation | 2025 Proxy Statement	5

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides for a classified board of directors divided into three classes. Scott Staples and Susan R. Bell constitute a class with a term that expires at the Annual Meeting of Stockholders in 2025 (the “Class I Directors”); James L. Clark, Bridgett R. Price, and Bianca Stoica constitute a class with a term that expires at the Annual Meeting of Stockholders in 2026 (the “Class II Directors”); and Joseph Osnoss, John Rudella, and Judith Sim constitute a class with a term that expires at the Annual Meeting of Stockholders in 2027 (the “Class III Directors”).

Upon the recommendation of the Nominating and Corporate Governance Committee, the full Board has considered and nominated the following slate of Class I nominees for a three-year term expiring at the Annual Meeting of Stockholders in 2028: Scott Staples and Susan R. Bell. Action will be taken at the Annual Meeting for the election of these two Class I director nominees.

Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) attached to this Proxy Statement intend to vote the proxies held by them for the election of Scott Staples and Susan R. Bell. All of the nominees have indicated that they will be willing and able to serve as directors. If any nominee becomes unwilling or unable to serve as a director, the Board may propose another person in place of that nominee, and the individuals designated as your proxies will vote to appoint that proposed person. Alternatively, the Board may decide to reduce the number of directors constituting the full Board.

Nominees for Election to the Board of Directors in 2025

The following information describes the offices held, ages (as of the date of this Proxy Statement), other business directorships and the class and term of each director nominee, as well as the experiences, qualifications, attributes, or skills that caused the Board to determine that the director-nominee should serve as a director.

Class I – Directors Whose Term Expires in 2025

Name	Age	Principal Occupation and Other Information
Scott Staples	59

Scott Staples has served as our Chief Executive Officer since April 2017. Prior to joining First Advantage, Mr. Staples co-founded Mindtree Ltd., a digital transformation and IT Services company, and served as President Americas & Global Head of Business Groups for 17 years. Mr. Staples spent the first 10 years of his career in various roles at Cambridge Technology Partners, Gemini Consulting and Prudential. Mr. Staples holds a B.A. from the University of Delaware and an M.B.A. from Fairleigh Dickinson University, Madison, New Jersey. Mr. Staples was selected to serve as a director because of his deep knowledge of our business and his significant executive management and leadership experience.

Susan R. Bell	62

Susan R. Bell has served as our director since June 2021. Ms. Bell currently serves as a member of the boards of directors of Rollins, Inc., RPC, Inc., and Marine Products Corporation and serves on the audit committees of those corporations. She also serves as chair of the Audit Committee of Rollins, Inc. In 2020, Ms. Bell retired from Ernst & Young LLP (“EY”) after a 36-year career in public accounting, serving in key leadership roles, including Global Financial Accounting Advisory Services Power & Utilities sector leader, Office Managing Partner of EY Atlanta, GA, and Southeast Region Risk Advisory practice leader. Simultaneous with those respective roles, Ms. Bell served as external audit partner or independent quality review partner on external audits. Prior to leading EY’s Southeast Region Risk Advisory practice, Ms. Bell served as an audit and business advisory partner at EY and as an audit partner for Arthur Andersen. Ms. Bell graduated summa cum laude from Mississippi State University with a Bachelor of Professional Accountancy and is a Certified Public Accountant in Georgia and Tennessee. Ms. Bell was selected to serve as a director because of her experience in accounting and auditing and her experience with audit committees and boards.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

First Advantage Corporation | 2025 Proxy Statement	6

Continuing Members of the Board of Directors

The following information describes the offices held, ages (as of the date of this Proxy Statement), other business directorships and the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year.

Class II – Directors Whose Term Expires in 2026

Name	Age	Principal Occupation and Other Information
James L. Clark	63

James L. Clark has served as our director since June 2021. Since 2012, Mr. Clark is the President and Chief Executive Officer of the Boys & Girls Clubs of America. Mr. Clark began his career at the Milwaukee Journal Sentinel in 1979, where he served in senior leadership roles in distribution, marketing and customer service operations and advanced to Senior Vice President. He departed the media company after 24 years to become President and CEO of the Boys & Girls Clubs of Greater Milwaukee in 2004, for which he had served as a board member. Mr. Clark previously served as a director of Boxlight Corporation and on the governance committee. Mr. Clark holds a Business Administration degree from the University of Wisconsin-Milwaukee. Mr. Clark was selected to serve as a director because of his experience as a public company director.

Bridgett R. Price	67

Bridgett R. Price has served as our director since June 2022. In 2023, Dr. Price retired from Marriott International after a long career as a human resources leader, including the Global Human Resources Officer for Consumer, Development, and Operations disciplines. From 2009 to 2016, she was based in London as the Chief Human Resources Officer for Europe for Marriott. Dr. Price has held a variety of human resources executive positions in Fortune 500 hospitality and consumer products companies. Dr. Price also served as a Major in the United States Air Force. Dr. Price earned her Ph.D. in Educational Leadership and Policy Studies from Arizona State University and Master of Science in Education and Counseling Psychology from the University of Southern California. Dr. Price was selected to serve as a director because of her experience in human capital management and knowledge and understanding of business and corporate strategy.

Bianca Stoica	31

Bianca Stoica has served as our director since January 2020. Ms. Stoica is a Director of Silver Lake, which she joined in 2015. She graduated summa cum laude from The Wharton School of the University of Pennsylvania, where she received a B.S. in Economics with concentrations in Finance and Accounting and a minor in Mathematics. Ms. Stoica was selected to serve as a director because of her experience in private equity investing and knowledge and understanding of business and corporate strategy.

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Class III– Directors Whose Term Expires in 2027

Name	Age	Principal Occupation and Other Information
Joseph Osnoss	47

Joseph Osnoss has served as a director since January 2020. Mr. Osnoss is a Managing Partner of Silver Lake, which he joined in 2002. From 2010 to 2014, he was based in London, where he helped oversee the Firm’s activities in EMEA. Prior to joining Silver Lake, Mr. Osnoss worked in investment banking at Goldman, Sachs & Co. In addition to First Advantage, Mr. Osnoss is currently a member of the board of directors of Carta, Cegid, Clubessential Holdings, EverCommerce, where he serves on the Compensation Committee, Global Blue, where he serves on its Nomination and Compensation Committee, Global Payments, LightBox, and Zuora. He previously served as Chairman of the Board of Cast & Crew and as a board director of Cornerstone OnDemand, Instinet, Interactive Data, Mercury Payment Systems, Sabre Corporation, and Virtu Financial. Mr. Osnoss graduated summa cum laude from Harvard College with an A.B. in Applied Mathematics and a citation in French Language. He has remained involved in academics, including as a Visiting Professor in Practice at the London School of Economics; as a member of the Dean’s Advisory Cabinet at Harvard’s School of Engineering and Applied Sciences; as a participant in The Polsky Center Private Equity Council at the University of Chicago; and as a Trustee of Greenwich Academy. Mr. Osnoss was selected to serve as a director because of his extensive experience in private equity investing, domestic and international experience, and service on the boards of directors of other companies.

John Rudella	54

John Rudella has served as our director since January 2020. Mr. Rudella is a Director of Silver Lake, which he joined in 2014. Prior to joining Silver Lake, Mr. Rudella served as a U.S. Navy SEAL where he held a variety of leadership positions, worked in technology development, and made multiple deployments to Africa and the Middle East. Mr. Rudella holds a B.S. in Aeronautical Engineering from the U.S. Naval Academy and a M.S. from the Industrial College of the Armed Forces. In addition to First Advantage, Mr. Rudella currently serves on the board of Entrata, EverCommerce, and the Station Foundation. He previously served on the board of Ancestry.com. Mr. Rudella was selected to serve as a director because of his experience in private equity investing and knowledge and understanding of business and corporate strategy.

Judith Sim	56

Judith Sim has served as our director since June 2021. Ms. Sim previously held various customer-related and marketing positions at Oracle Corporation from 1991 to April 2020, including as its Chief Marketing Officer from 2005 to April 2020. She has significant leadership and executive experience from her position as head of marketing programs at Oracle, including experience in field marketing, corporate communications, global customer programs, advertising, campaigns, events, and corporate branding. Ms. Sim has been a member of the board of directors at Fortinet Inc, since 2015, serving as the chair of the Human Resources Committee and a member of the Corporate Governance and ESG Committees. She was also a member of the board of directors of the San Francisco Chamber of Commerce from 2015 to 2020. Ms. Sim received a B.S. in dietetics from the University of California at Davis. Ms. Sim was selected to serve as a director because of her significant go-to-market experience and her experience as a public company director.

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THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Our Board of Directors directs and oversees the management of our business and affairs and has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues.

Director Independence and Independence Determinations

Our Corporate Governance Guidelines define an “independent” director in accordance with Rule 5605(a)(2) of the Nasdaq Stock Market (“Nasdaq”). Under Nasdaq rules, a “independent director” means a person other than an “Executive Officer” or employee of the Company or any other individual having a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

In addition, members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards. Our Corporate Governance Guidelines require our Board of Directors to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the Nasdaq independence definition, our Board of Directors will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board of Directors has affirmatively determined that each of our directors and director nominees, other than Scott Staples, is independent in accordance with Nasdaq rules. In making its independence determinations, our Board of Directors considered and reviewed all information known to it (including information identified through directors’ questionnaires).

Director Nomination Process

Our Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. As specified in our Corporate Governance Guidelines, in identifying candidates for membership on the Board, the Nominating and Corporate Governance Committee may take into account (1) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board, and (2) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, technology background, compliance background, executive compensation background, and the size, composition, and combined expertise of the existing Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, industry knowledge, or business experience and his or her ability to satisfy independence standards. In addition, while the Board considers diversity of viewpoints, backgrounds, and experiences, the Board does not have a formal diversity policy. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders, and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.

In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

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When considering whether the nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the nominees’ contributions to our success in recent years and on information discussed in each of the nominee’s biographical information set forth above. We believe that our director nominees provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, with respect to Mr. Staples, our Board of Directors considered his deep knowledge of our business and his significant executive management and leadership experience and with respect to Ms. Bell, our Board of Directors considered her experience in accounting and auditing and her experience with audit committees and boards.

This process resulted in the Board’s nomination of the incumbent Class I directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary of the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities and Exchange Act of 1934 (as amended, the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Company’s Proxy Statement as a nominee of the stockholder and to serving as a director if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the proposed candidate’s full name and address, résumé, and biographical information to the attention of the Corporate Secretary of the Company, 1 Concourse Parkway NE, Suite 200, Atlanta, Georgia 30328. All recommendations for nomination received by the Corporate Secretary that satisfy our Bylaw requirements relating to director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. See “Stockholder Proposals for the 2026 Annual Meeting.”

Additionally, in connection with the initial public offering (the “IPO”) of our common stock in June 2021, we entered into a stockholders’ agreement with SLP Fastball Aggregator, L.P., Workday, Inc., and management stockholders. Pursuant to the stockholders’ agreement, so long as SLP Fastball Aggregator, L.P. and its affiliates collectively own at least 5% of all outstanding shares of our stock entitled to vote generally in the election of directors, the Silver Lake Transferee Group (as defined therein) have the right, but not the obligation, to nominate to the Board a number of individuals equal to the percentage of the issued and outstanding common stock owned by the Silver Lake Transferee Group multiplied by the total number of directors of the Board (rounded up to the nearest whole number). We have three directors on our Board who are current employees of Silver Lake Group, L.L.C. (together with its affiliated entities, successors, and assignees, “Silver Lake”), and who were recommended by Silver Lake as director nominees pursuant to the stockholders agreement: Ms. Stoica is a Class II director and Messrs. Osnoss and Rudella are Class III directors. See “Transactions Related to Directors, Equity Holders, and Executive Officers” for a discussion of the stockholders’ agreement.

Controlled Company Exemption

We qualify as a “controlled company” under the corporate governance rules of the Nasdaq Listing Rules because Silver Lake controls a majority of the voting power of our outstanding common stock. Therefore, we are not required to have a majority of our Board of Directors be independent, nor are we required to have a compensation committee or an independent nominating function. However, we are not currently relying on the exemptions from these corporate governance requirements.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors will meet in a private session that excludes management and any non-independent directors. Mr. Osnoss presides at the executive sessions.

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Leadership Structure

Mr. Osnoss has served as our Chairperson since 2020. As provided in our Corporate Governance Guidelines, the Board does not have a policy on whether or not the roles of Chairperson and Chief Executive Officer should be separate. Accordingly, the Board of Directors believes that it should be free to make a choice from time to time regarding a leadership structure that is in the best interests of the Company and its stockholders. At this time, the Board believes that the Mr. Osnoss is best situated to serve as Chairperson, while Mr. Staples serves as our Chief Executive Officer and that the Company’s current separated roles of Chairperson and Chief Executive Officer is appropriate. Mr. Osnoss has extensive experience in private equity investing, domestic and international experience, and service on the boards of directors of other companies.

Communications with the Board

As described in our Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with the chairperson of any of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Chief Legal Officer of the Company, 1 Concourse Parkway NE, Suite 200, Atlanta, Georgia 30328, who will forward such communication to the appropriate party. Such communications may be done confidentially or anonymously.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s Committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Joseph Osnoss
Susan R. Bell
James L. Clark
Bridgett R. Price
John Rudella
Judith Sim
Bianca Stoica
= Chairman of the Board = Chairperson = Member

All directors are expected to make their best effort to attend all meetings of the Board, meetings of the committees of which they are members and the Annual Meeting of Stockholders. During the year ended December 31, 2024, the Board held five meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings, and the Nominating and Corporate Governance Committee held four meetings. During fiscal 2024, all of our directors attended at least 75% of the meetings of the Board and committees during the time in which he or she served as a member of the Board or such committee and five out of eight directors at the time attended our 2024 Annual Meeting.

Audit Committee

Our Audit Committee consists of Ms. Bell, who serves as the Chair, Dr. Price, and Ms. Sim. Ms. Bell, Dr. Price, and Ms. Sim have been determined to be “independent,” consistent with our Audit Committee charter, Corporate Governance Guidelines, SEC rules and Nasdaq listing standards applicable to boards of directors in general and audit committees in particular. Our Board of Directors has determined that Ms. Bell qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

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The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at https://investors.fadv.com/corporate-governance/documents-charters, and include assisting the Board of Directors in overseeing the following:

▪
selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
▪
assisting the Board of Directors in evaluating the qualifications, performance, and independence of our independent auditors;
▪
assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
▪
assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;
▪
reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
▪
assisting the Board of Directors in monitoring the performance of our internal audit function;
▪
reviewing with management and our independent auditors our annual and quarterly financial statements;
▪
overseeing our technology security and data privacy programs;
▪
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
▪
preparing the audit committee report that the rules and regulations of the SEC require to be included in our annual Proxy Statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Sim, who serves as the Chair, and Messrs. Clark and Osnoss. Each of Ms. Sim and Messrs. Clark and Osnoss has been determined to be “independent” as defined by our Corporate Governance Guidelines and Nasdaq listing standards.

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at https://investors.fadv.com/corporate-governance/documents-charters, and include the following:

▪
assisting our Board of Directors in identifying prospective director nominees and recommending nominees to the Board of Directors;
▪
overseeing the evaluation of the Board of Directors and management;
▪
developing and recommending a set of corporate governance guidelines;
▪
recommending members for each committee of our Board of Directors; and
▪
otherwise taking a leadership role in shaping our corporate governance and overseeing our strategy as it relates to environmental and social matters.

Compensation Committee

Our Compensation Committee consists of Mr. Rudella, who serves as the Chair, and Mses. Bell, Price, and Stoica. Each of Mr. Rudella and Mses. Bell, Price, and Stoica has been determined to be “independent” as defined by our Corporate Governance Guidelines and Nasdaq listing standards applicable to boards of directors in general and compensation committees in particular.

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The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at https://investors.fadv.com/corporate-governance/documents-charters, and include the following:

▪
oversight of our executive compensation policies and practices;
▪
reviewing and approving matters related to the compensation of our Chief Executive Officer and our other executive officers;
▪
overseeing administration and monitoring of our incentive and equity-based compensation plans;
▪
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving, or making recommendations to the Board of Directors with respect to, our Chief Executive Officer’s compensation level based on such evaluation;
▪
reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives, and other benefits;
▪
reviewing and recommending the compensation of our non-employee directors;
▪
reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;
▪
preparing the compensation committee report required by the SEC to be included in our annual Proxy Statement; and
▪
reviewing and making recommendations with respect to our equity compensation plans.

Our Compensation Committee makes the final determination regarding the annual compensation of our Chief Executive Officer and our other executive officers, taking into consideration, among other things, each individual’s performance and contributions to the Company. As part of the Compensation Committee’s compensation setting process, the Compensation Committee will meet separately with the Chief Executive Officer, the Company’s principal human resources executive and any other corporate officers, as it deems appropriate, and the Compensation Committee may also invite any director, management of the Company and such other persons as it deems appropriate from time to time in order to carry out its responsibilities. Our Chief Executive Officer and other executive officers do not participate in the determination of their own compensation. With respect to non-employee director compensation, our Compensation Committee reviews and recommends to the full Board of Directors the form and amount of non-employee director compensation, and the full Board then reviews these recommendations and makes a final determination on the compensation of our directors.

Pursuant to the Compensation Committee Charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Company retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to serve as its compensation consultant.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe our Board of Directors’ views and policies on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by our Nominating and Corporate Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by our Board of Directors.

Our Corporate Governance Guidelines and other corporate governance information are available on our website at https://investors.fadv.com/corporate-governance/documents-charters.

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Global Code of Conduct and Ethics

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted a written Global Code of Conduct and Ethics that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Global Code of Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business conduct and fair dealing. Our Global Code of Conduct and Ethics is posted under the “Governance” section on our website, https://investors.fadv.com/. Our Global Code of Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Oversight of Risk Management

The Board has extensive involvement in the oversight of risk management related to us and our business. Our Chief Executive Officer and other executive officers will regularly report to the non-executive directors and the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

The Audit Committee is responsible for overseeing management of risks related to our financial statements and financial reporting process, business continuity, operational risks, and the Company’s technology security and data privacy programs, the qualifications, independence, and performance of our independent auditors, the performance of our internal audit function, legal and regulatory matters, and our compliance policies and procedures. This includes overseeing our policies and procedures for protecting our cybersecurity infrastructure and management’s response to any significant cybersecurity incidents. Through its regular meetings with management, including the accounting, legal, information security, and internal audit functions, the Audit Committee reviews and discusses significant areas of our business and control environment and summarizes for the Board the most material areas of risk and the appropriate mitigating factors. The Compensation Committee is responsible for overseeing management of risks related to our compensation programs and human resource functions. The Nominating and Corporate Governance Committee is responsible for overseeing management of risks related to our corporate governance functions. In addition, our Board receives periodic detailed operating performance reviews from management. We believe that the leadership of our Board of Directors provides appropriate risk oversight of our activities.

Securities Trading Policy

The Company has adopted a Securities Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees (collectively “Company Personnel”), family members of Company Personnel and trusts, corporations and other entities controlled by any of such persons, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. The Company’s Securities Trading Policy requires executive officers and directors to consult with the Company’s Chief Legal Officer prior to engaging in transactions involving the Company’s securities. In order to protect the Company from exposure under insider trading laws, executive officers and directors are encouraged to enter into pre-programmed trading plans under Exchange Act Rule 10b5-1. The foregoing summary is qualified by reference to the Securities Trading Policy, which is filed as Exhibit 19.1 to our 2024 Form 10-K. Furthermore, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with applicable laws, rules and regulations.

Hedging and Pledging Policy

The Company’s Securities Trading Policy prohibits directors and employees (including officers) from (i) trading in options, warrants, puts and calls, or similar instruments on the Company’s securities or selling such securities short and (ii) engaging in any transactions (including variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. In addition, directors and employees (including officers) are prohibited from purchasing the Company’s securities on margin, or borrow against any account in which the Company’s securities are held, or pledging the Company’s securities as collateral for a loan, without first obtaining pre-clearance from the Company’s Chief Legal Officer.

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Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers, other than Scott Staples whose biographical information is presented under “Nominees for Election to the Board of Directors in 2025.”

Name	Age	Principal Occupation and Other Information
Bret T. Jardine	58

Bret T. Jardine has served as our Chief Legal Officer and Corporate Secretary since November 2024. Mr. Jardine previously served as our Executive Vice President, General Counsel and Corporate Secretary since January 2011. From November 2009 to December 2010, Mr. Jardine was the head of the legal department of the First Advantage business, which had been an operating division within First American and was later spun off to a company that became known as Corelogic and then was subsequently sold in December 2010. Prior to that, in 2009 when First Advantage was previously a public company, Mr. Jardine was acting General Counsel until November of that year. Before joining First Advantage in August 2004, Mr. Jardine practiced law at Zimmet, Unice, Salzman, Heyman and Jardine PA for nearly a decade, with experience in class actions and regulatory inquiries as well as corporate transactional work and corporate governance. Mr. Jardine holds a B.A. in Political Science from the University of Florida and a J.D. from Stetson University College of Law.

Steven Marks	39

Steven Marks has served as our Executive Vice President and Chief Financial Officer since November 2024. Mr. Marks previously served as our Chief Accounting Officer since February 2022 and Senior Vice President, Accounting and Controller, along with various other accounting leadership functions, since joining the Company in 2016. Before joining the Company, Mr. Marks held accounting and financial reporting roles at Serta Simmons Bedding, LLC. He began his career in public accounting at PricewaterhouseCoopers. Mr. Marks holds a B.S. in Accounting and a Master of Accounting from the University of Florida. Mr. Marks is a licensed CPA.

Douglas Nairne	58

Douglas Nairne has served as the Global Chief Operating Officer of First Advantage since November 2024. Mr. Nairne previously served as our Chief Operating Officer, International, overseeing operations in the Asia-Pacific (APAC), India, and Europe, Middle East, and Africa (EMEA) regions since joining First Advantage in 2021. Prior to joining the Company, Mr. Nairne held the position of Chairman and Chief Executive Officer at Dataflow Group, a background screening company focused on high-risk, internationally mobile professionals. Before his tenure at Dataflow, Mr. Nairne held various positions, including an officer in the Canadian Army, a journalist for the South China Morning Post, and Chief Operating Officer of IntegraScreen. Mr. Nairne holds a B.A. from the University of Manitoba, a Master’s in Journalism from Hong Kong University, and a Master’s in Business Administration from the Hong Kong University of Science and Technology and Northwestern University’s Kellogg School of Management.

Joelle M. Smith	49

Joelle M. Smith has served as our President since September 2024. Prior to her appointment, Ms. Smith served as our President, Data, Technology, and Experience from May 2022 to September 2024. Prior to that role, Ms. Smith served as Chief Experience Officer from January 2020 to May 2022, and she served as Executive Vice President, Resident and Investigative Research of the Company from July 2017 to December 2019. Prior to First Advantage, Ms. Smith held various roles as vice president at Mindtree from July 2012 to July 2017. Ms. Smith holds a Bachelor of Science from East Stroudsburg University of Pennsylvania.

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PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2025. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

The shares represented by your proxy will be voted “FOR” the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION
OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR 2025.

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Audit and Non-Audit Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, for the years ended December 31, 2024 and 2023:

	2024	2023
Audit fees(1)	$2,449,700	$1,920,000
Audit-related fees(2)	192,000	--
Tax fees(3)	331,706	326,140
All other fees(4)	--	--
Total	2,973,406	$2,246,140
(1)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements and the reviews of quarterly financial statements. The fees include services that are normally provided in connection with statutory or regulatory filings or engagements.
(2)
Includes the aggregate fees billed in each of the last two fiscal years for services performed related to the Company’s SEC filings (including costs relating to the acquisition of Sterling Check Corp. (the “Sterling Acquisition”)), which are not reported under “Audit Fees.”
(3)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning.
(4)
Deloitte & Touche LLP did not provide any other services during the last two fiscal years.

The Audit Committee considered whether providing the non-audit services shown in the above table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

Consistent with SEC rules regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for the appointment, compensation, retention, oversight and, when necessary, termination of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and, subject to the next sentence, pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement. As part of such procedures, the Audit Committee has delegated to its chair the authority to review and pre-approve any such services in between the Audit Committee’s regular meetings. Any such pre-approval will be subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting. All services to the Company provided by Deloitte & Touche LLP in 2023 and 2024 were approved in accordance with the pre-approval policy.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under “The Board of Directors and Certain Governance Matters—Board Committees and Meetings—Audit Committee.”

The Audit Committee assists the Board in its oversight of: (i) the integrity of the Company’s financial statements and other financial information provided to its stockholders; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of the Company’s independent auditor; (iv) the performance of the Company’s internal audit function; and (v) the integrity of the Company’s internal control over financial reporting and its financial reporting processes. The Audit Committee also oversees risk management with respect to cybersecurity in coordination with the Board.

Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and maintaining procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the fiscal year ended December 31, 2024. The Audit Committee has reviewed and discussed with management and Deloitte the quarterly financial statements for each quarter in such fiscal year, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, Deloitte’s evaluation of the Company’s internal control over financial reporting as of that date, and audit plans and results. The Audit Committee has also discussed with Deloitte the matters required to be discussed with the independent auditor by the applicable requirements of the PCAOB.

The Audit Committee has received from Deloitte the written disclosures required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee has also considered whether the provision of specific non-audit services by Deloitte is compatible with maintaining its independence and determined that the services provided by Deloitte for fiscal year 2024 were compatible with, and did not impair, its independence.

Based upon the review and discussions described in the preceding paragraphs, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the 2024 Form 10-K for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Susan R. Bell, Chair

Bridgett R. Price

Judith Sim

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PROPOSAL NO. 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Rule 14a-21 under the Exchange Act and as required pursuant to Section 14A of the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers as described in the section titled “Executive Compensation” in this Proxy Statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the accompanying narrative disclosure contained therein.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read the aforementioned section beginning on page 20 of this Proxy Statement for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, provides our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this Proxy Statement.

The Board recommends that shareholders vote “FOR” the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and related narrative discussion, is hereby APPROVED.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding our executive compensation programs. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.

Frequency of Say on Pay Vote

At our 2023 Annual Meeting of Stockholders, held on June 8, 2023, our stockholders recommended an annual say-on-pay vote, and our Board of Directors subsequently adopted that recommendation. Accordingly, our next advisory vote on the frequency of “say-on-pay” advisory votes is expected to occur at our 2029 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for the fiscal year ended December 31, 2024, which we also refer to as 2024.

We have provided this information for each person who served as our principal executive officer and our principal financial officer and our three most highly compensated executive officers employed at the end of 2024 (other than our principal executive officer and our principal financial officer) as well as for Joseph Jaeger who served as our President, Americas until his retirement on November 1, 2024 , all of whom we refer to collectively as our Named Executive Officers.

Our Named Executive Officers for 2024 were:

•
Scott Staples, Chief Executive Officer;
•
Steven Marks, Chief Financial Officer & Executive Vice President (effective November 8, 2024);
•
David L. Gamsey, Former Chief Financial Officer & Executive Vice President (retired effective November 8, 2024);
•
Douglas Nairne, Global Chief Operating Officer*;
•
Joelle M. Smith, President;
•
Bret T. Jardine, Chief Legal Officer and Corporate Secretary; and
•
Joseph Jaeger, Former President, Americas (retired effective November 1, 2024).

*Mr. Nairne is based in Hong Kong and compensated in Hong Kong Dollars. All compensation amounts in Hong Kong Dollars have been converted to U.S. Dollars using the applicable periodic exchange rate at the end of each period.

Compensation Philosophy and Objectives

As a leading global provider of employment background screening and verification solutions, we operate in a highly competitive business environment, which is characterized by rapidly changing market requirements and the emergence of new market entrants. To succeed in this environment, we must continually develop and refine new and existing products and services and demonstrate an ability to quickly identify and capitalize on new business opportunities. We recognize that our success in this environment is in large part dependent on our ability to attract and retain talented employees. Therefore, we maintain, and intend to modify as necessary, an executive compensation and benefits program designed to attract, retain, and incentivize a highly talented, deeply qualified, and committed team of executive officers to share our vision and desire to work toward these goals.

We endeavor to create and maintain compensation programs that reward performance and serve to align the interests of our executive officers and stockholders. The principles and objectives of our compensation and benefits program for our executive officers are to provide compensation opportunities that:

▪
attract and retain talented and experienced executive officers;
▪
motivate and reward executive officers who have the knowledge, skills, and performance to manage the growth and profitability of our Company and lead us to the next stage of development;
▪
link Company performance and individual achievement to compensation; and
▪
align the interests of our executive officers and our stockholders by providing our executive officers with long-term incentives to increase stockholder value.

To do this, we evaluate our executive compensation philosophy and objectives, focusing on the following principles when formulating our compensation policies and making compensation decisions:

▪
create a direct and meaningful link between Company business results, individual performance, and rewards;
▪
provide for meaningful differentiation in compensation for performance that is below, at, and above target levels;

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▪
ensure that executive officers have the opportunity to share in the success we create;
▪
grant equity awards that reflect actual and potential contributions to Company success;
▪
design compensation plans and arrangements to be simple to communicate and understand; and
▪
structure compensation plans and arrangements to be flexible enough to adapt to changing economic circumstances.

As our needs evolve, we intend to continue to evaluate our philosophy and objectives and compensation programs as circumstances require, and, at a minimum, we will review executive compensation annually.

Process for Setting Compensation

Role of Compensation Committee

The Compensation Committee of our Board of Directors, which is comprised solely of independent directors, is responsible for establishing, implementing, and evaluating our executive officer compensation and benefit programs.

The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our Named Executive Officers, according to its charter. The Compensation Committee annually evaluates the performance of our Named Executive Officers, establishes the base salaries, cash bonus awards, and long-term incentive compensation opportunities for our Named Executive Officers, and approves (or, in the case of our Named Executive Officers, recommends for approval by the Board of Directors) all equity awards. The Compensation Committee’s objective is to ensure that the total compensation paid to our Named Executive Officers is fair, reasonable, and market competitive while incentivizing the creation of long-term value for our stockholders.

The Compensation Committee has overall responsibility for overseeing our compensation and benefits policies generally, overseeing, evaluating, and approving the compensation policies, practices, and plans applicable to our executive officers, determining the compensation of our Named Executive Officers, determining and overseeing the process of evaluating our Chief Executive Officer’s performance, and overseeing the preparation of, reviewing, and approving this Compensation Discussion and Analysis.

The Compensation Committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our Named Executive Officers each fiscal year, or more frequently as warranted. Each fiscal year, the Compensation Committee reviews our financial and operational performance and the corresponding projected payments under our annual bonus plan.

When selecting and setting the amount of each compensation element, the Compensation Committee generally considers the following factors:

▪
our performance against the financial and operational objectives established by the Compensation Committee;
▪
each Named Executive Officer’s skills, experience, and qualifications relative to other similarly-situated executive officers at the companies in our compensation peer group;
▪
the scope of each Named Executive Officer’s role compared to other similarly-situated executive officers at the companies in our compensation peer group;
▪
the performance of each Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all in furtherance of our core values;
▪
compensation parity among our Named Executive Officers (other than our Chief Executive Officer);
▪
our performance relative to our compensation peer group; and
▪
the compensation practices of our compensation peer group and how each Named Executive Officer’s target compensation compares to a ranking of similar positions in our compensation peer group.

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All equity awards (other than those granted to our Named Executive Officers, which are granted by our Board of Directors) have been granted by the Compensation Committee. In determining the amount of long-term incentive compensation, if any, to be granted by our Board of Directors to our Named Executive Officers as part of its annual compensation review, the Compensation Committee also considers the accounting impact of the proposed awards on our earnings.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each Named Executive Officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable. Our Compensation Committee retains significant authority to adjust compensation levels of our Named Executive Officers based on these and other factors that it may deem appropriate to achieve our overall compensation goals.

Role of Management

Our Chief Executive Officer works closely with the Compensation Committee in determining the compensation of our Named Executive Officers (other than his own). Our Chief Executive Officer also identifies and recommends corporate and individual performance objectives for our annual incentive plan for approval by the Compensation Committee based on our business plan and strategic objectives for the relevant fiscal year, and makes recommendations on the size, frequency, and terms of equity incentive awards and new hire compensation packages. These recommendations from our Chief Executive Officer are often developed in consultation with members of his senior management team, including our Chief People & Culture Officer.

At the request of the Compensation Committee, our Chief Executive Officer typically attends a portion of each Compensation Committee meeting. From time to time, various members of management and other employees attend Compensation Committee meetings to make presentations and provide financial and other background information and advice relevant to Compensation Committee deliberations. Our Chief Executive Officer and other Named Executive Officers may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding their compensation or individual performance objectives.

Role of Competitive Data

For purposes of comparing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a group of comparable companies from certain industries.

In 2024, our Compensation Committee, with the input of data and analysis from both our compensation consultant and management, developed and approved the following compensation peer group for purposes of understanding the competitive market (which is unchanged from the peer group approved for 2023 other than removing peers that are no longer public companies):

Company Name	Business Segment
ACI Worldwide, Inc.	Application Software
Alarm.com Holdings, Inc.	Application Software
Blackline, Inc.	Application Software
Box, Inc.	Application Software
Calix, Inc.	Communications Equipment
Dayforce, Inc.	Application Software
Commvault Systems, Inc.	Systems Software
Coursera, Inc.	Education Services
CSG Systems International, Inc.	Data Processing and Outsourced Services
Dun & Bradstreet Holdings, Inc.	Research and Consulting Services
Pegasystems Inc.	Application Software
SPS Commerce. Inc.	Application Software
Verra Mobility Corporation	Data Processing and Outsourced Services
Vertex, Inc.	Application Software

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The companies in this compensation peer group were selected using the following process: (i) the revenue scope for the pool of peer candidates was set between $250 million and $2.5 billion (approximately 1/3rd to 3x of our revenue); (ii) the candidate pool was based on size-appropriate North American public companies and then narrowed based on the following industries: technology, software, and IT services; and (iii) candidate companies were removed from the pool based on dissimilar business models and/or weaker financial viability. The list was finalized based on input from management regarding competition for business and executive talent. To analyze the compensation practices of the companies in our compensation peer group, our Compensation Committee gathered data for the peer group companies from public filings. This market data was then used as a reference point for the Compensation Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.

The compensation peer group above was used by our Compensation Committee during 2024 as a reference for understanding the compensation practices of companies in our industry sector and compensation peer group. Our intention has been that the target level of annual incentives, together with base salary, will result in total annual target cash compensation in line with the peer group.

For each Named Executive Officer, we have also used market data from third party surveys reviewed by our compensation consultant and human resources personnel as a consideration in setting annual base salary and the target level of annual incentives, with the intention that such target amounts, together with base salary, will result in total annual target cash compensation in line with the market survey group. These comparisons are part of the total mix of information used to evaluate base salary, short-term incentive compensation and total cash compensation. We have also generally used survey data of this type when determining the size of equity award grants.

Our Compensation Committee, with input from its independent compensation consultant, intends to review our compensation peer group at least annually and make adjustments to its composition as necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the compensation peer group.

Role of Compensation Consultant

Our independent consulting firm, Pearl Meyer, was first engaged by our Compensation Committee in 2021 and reports directly to our Compensation Committee. Pearl Meyer provides our Compensation Committee with input and guidance on all components of our executive compensation program. Pearl Meyer advised the Compensation Committee on current and upcoming trends and issues in executive compensation and on the compensation structure and levels of our Named Executive Officers during 2024.

Except for services provided to the Compensation Committee related to executive and other management compensation and non-employee director compensation, Pearl Meyer did not provide any additional services for the Company during 2024.

The Compensation Committee has evaluated whether any work performed by Pearl Meyer raised any conflict of interest and determined that it did not.

Executive Compensation Practices

We have incorporated the following principles of good governance when making decisions on compensation for the Named Executive Officers in 2024.

▪
Pay-for-performance: A significant portion of the total compensation for our Named Executive Officers is designed to encourage them to remain focused on both our short-term and long-term operational success and to reward outstanding individual performance.
▪
Align Incentives with Stockholders: Our executive compensation program is designed to focus our Named Executive Officers on our key strategic, financial, and operational goals that will translate into long-term value-creation for our stockholders.
▪
No tax gross-ups: We do not provide tax gross-ups to our Named Executive Officers, other than in connection with tax liabilities incurred with relocations.
▪
No pension or deferred compensation plans: We do not maintain any defined benefit pension or nonqualified deferred compensation plans.

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Incentive Compensation Clawback Policy

In October 2023, the Compensation Committee adopted our Incentive Compensation Clawback Policy to comply with SEC and Nasdaq requirements. In addition, our 2021 Omnibus Incentive Plan (as amended by the First Amendment, dated as of May 10, 2023, the “2021 Equity Plan”) and equity agreements contain provisions relating to incentive compensation recoupment under specified circumstances. We believe that these policies further reduce the potential risk that an executive officer would intentionally misstate results to benefit under an incentive program.

Elements of 2024 Compensation Program

The primary elements of our executive compensation program are base salary, annual cash bonuses, equity-based compensation in the form of restricted stock, restricted stock units, and stock options and certain employee benefits. Brief descriptions of each principal element of our executive compensation program are summarized in the following table and described in more detail below.

Compensation Element	Description	Objectives
Base Salary	Fixed compensation	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives
Annual Cash Bonus (MICP)	Variable, performance-based cash compensation earned based on financial and individual performance	Retain and motivate executives to achieve or exceed financial goals and Company objectives
Long-Term Equity Incentive Awards (Restricted Stock, Restricted Stock Units, and Stock Options)	Equity-linked compensation, subject to vesting based on continued employment and our long-term performance

The value of the long-term equity incentive awards are directly related to the appreciation in value delivered to our stockholders over time, aligning the interests of our executives with those of our stockholders

Employee Benefits	Participation in all broad-based employee health and welfare programs and retirement plans	Aid in retention of key executives in a highly competitive market for talent by providing an overall competitive benefits package

Base Salary

Annual base salaries compensate our Named Executive Officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. Generally, our Named Executive Officers’ initial base salaries were established through arm’s-length negotiation at the time the individual was hired, taking into account his or her qualifications, experience, prior salary level, and market compensation benchmarks for the role. Thereafter, the base salaries of our executive officers are reviewed annually by our Compensation Committee, and adjustments are made as deemed appropriate.

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The following table summarizes the base salary rates of the Named Executive Officers in effect on the last day of each of 2023 and 2024.

Name	2023 Base Salary ($)	2024 Base Salary ($)	Percentage Increase (%)
Scott Staples(1)	600,000	616,667	2.8
Steven Marks(2)	324,725	343,208	5.7
David L. Gamsey	500,000	500,000	--
Douglas Nairne(3)	323,962	354,521	9.4
Joelle M. Smith(4)	460,000	500,929	8.9
Bret T. Jardine(5)	369,267	387,500	4.9
Joseph Jaeger	500,000	500,000	--

(1)
Mr. Staples received a base salary increase effective November 1, 2024 from $600,000 to $700,000. Mr. Staples received this base salary increase in recognition of his service to First Advantage, including the increased responsibilities following the acquisition of Sterling Check Corp. (the “Sterling Acquisition”).
(2)
Mr. Marks received a base salary increase effective November 8, 2024 from $340,020 to $450,000. Mr. Marks received this base salary increase in recognition of his promotion to Chief Financial Officer.
(3)
Mr. Nairne received a base salary increase effective November 1, 2024 from $398,000 to $500,000. Mr. Nairne received this base salary increase in recognition of his promotion to Global Chief Operating Officer.
(4)
Ms. Smith received a base salary increase effective September 16, 2024 from $460,000 to $600,000. Ms. Smith received this base salary increase in recognition of her promotion to President.
(5)
Mr. Jardine received a base salary increase effective November 1, 2024 from $375,000 to $450,000. Mr. Jardine received this base salary increase in recognition of his service to First Advantage, including the increased responsibilities following the Sterling Acquisition.

Management Incentive Compensation Plan

We maintain a Management Incentive Compensation Plan (“MICP”), pursuant to which participants (including our Named Executive Officers) may receive a discretionary cash bonus each year, in an amount determined by the Compensation Committee. Bonus payments under the MICP are made following the completion of the Company’s annual financial audit, typically in March of the following year. Individual bonus targets under the MICP are generally established as a percentage of each participant’s base salary. The Compensation Committee determines the amount of funds to be paid out each year under the MICP in its discretion, but reviews the level at which certain financial metrics are achieved for such year in determining the amount payable.

In determining the bonus payment under the MICP in 2024, the Compensation Committee decided to base it on the level of Adjusted EBITDA and revenue achieved compared to internal targets, with each such metric weighted at 50%. Based on the levels at which each such metric was achieved for the year and other factors including performance versus internally established performance goals, the Compensation Committee determined that each individual bonus under the MICP for 2024 would pay out at approximately 40% to 50% of the applicable employee’s annual target bonus amount based on a variety of individual performance factors.

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The following table summarizes the fiscal 2024 bonus earned under the MICP in 2024 based on actual bonus achieved, as compared to the target opportunity, for each of our Named Executive Officers.

Name	2024 Base Salary ($)	Target MICP Amount ($)	Actual MICP Paid ($)(1)
Scott Staples(2)	616,667	420,833	210,420
Steven Marks(3)	343,208	146,112	73,060
David L. Gamsey(4)	500,000	250,000	115,000
Douglas Nairne(5)	354,521	185,423	92,710
Joelle M. Smith(6)	500,929	294,317	147,160
Bret T. Jardine(7)	387,500	193,750	96,880
Joseph Jaeger(8)	500,000	500,000	200,000

(1)
Amounts shown reflect each Named Executive Officer’s MICP allocation earned for 2024.
(2)
Amounts shown for Mr. Staples reflect his salary increase from $600,000 to $700,000, effective November 1, 2024, and pro-rated target bonus opportunity for 2024 as a result of such salary increase.
(3)
Amounts shown for Mr. Marks reflect his salary increase from $340,020 to $450,000, effective November 8, 2024, and pro-rated target bonus opportunity for 2024 as a result of such salary increase.
(4)
Amounts shown for Mr. Gamsey reflect his MICP paid as part of his Retirement Agreement entered into on August 7, 2024.
(5)
Amounts shown for Mr. Nairne reflect his salary increase from $398,000 to $500,000, effective November 1, 2024, and pro-rated target bonus opportunity for 2024 as a result of such salary increase.
(6)
Amounts shown for Ms. Smith reflect her salary increase from $460,000 to $600,000, effective September 16, 2024, and pro-rated target bonus opportunity for 2024 as a result of such salary increase.
(7)
Amounts shown for Mr. Jardine reflect his salary increase from $375,000 to $450,000, effective November 1, 2024, and pro-rated target bonus opportunity for 2024 as a result of such salary increase.
(8)
Amounts shown for Mr. Jaeger reflect his MICP paid as part of his Retirement Agreement entered into on September 3, 2024.

Special Cash Transaction Bonuses

In November 2024, each of our Named Executive Officers other than Mr. Jaeger received a special one-time cash transaction bonus after completion of the Sterling Acquisition. Each of Messrs. Staples, Gamsey, Marks, and Jardine received $450,000, Mr. Nairne received $100,000, and Ms. Smith received $200,000 as a special one-time cash transaction bonus.

Long-Term Equity Incentive Compensation

We use equity awards to incentivize and reward our executives officers, including our Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. We use equity awards in the form of stock options, restricted stock units, and restricted stock to deliver long-term incentive compensation opportunities to our executive officers, including the Named Executive Officers, and to address special situations as they may arise from time to time. Our Compensation Committee believes that stock options, when granted with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for our executive officers, since the options reward them only to the extent that our stock price increases and stockholders realize value following their grant date. Similarly, our Compensation Committee believes that restricted stock units and restricted stock help build ownership in our Company and aid in our ability to retain our management team over a longer time horizon.

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The Board and the Compensation Committee have not established a formal policy for equity award grants to our Named Executive Officers or other employees. Historically, equity awards have been granted in connection with an executive’s initial employment or promotion, and thereafter on a periodic basis in order to retain and reward our Named Executive Officers based on factors such as individual performance and strategic impact, retention goals, and competitive pay practices. The Compensation Committee recommends, and the Board approves, the amount of long-term incentive compensation for our Named Executive Officers after taking into consideration the recommendations of our Chief Executive Officer (except with respect to his own long-term incentive compensation), the outstanding equity holdings of each Named Executive Officer, criticality of position and individual performance (both historical and expected future performance).

The Compensation Committee and the Board endeavor to avoid timing such grants around the filing of periodic reports or current reports that may contain material non-public information. The Company has not timed the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

2024 Option and RSU Grants

On November 14, 2024, we granted Mr. Staples 175,234 nonqualified stock options with time-based vesting (“Time Options”) to purchase shares of our common stock and 81,912 restricted stock units (“RSUs”). The Time Options have a per share exercise price equal to $17.85 per share and a 10-year term. Subject to Mr. Staples’s continued employment through the applicable vesting date, the Time Options and RSUs vest 25% per year on each of the first four anniversaries of November 14, 2024. Mr. Staples received this equity award in recognition of his service to First Advantage, including the increased responsibilities following the Sterling Acquisition.

On March 4, 2024, we granted Mr. Marks 17,222 Time Options to purchase shares of our common stock and 8,913 RSUs. The Time Options have a per share exercise price equal to $15.81 per share and a 10-year term. Subject to Mr. Marks’s continued employment through the applicable vesting date, the Time Options and RSUs vest 25% per year on each of the first four anniversaries of February 28, 2024. Mr. Marks received this equity award as a final grant based on a previously agreed to three year compensation arrangement.

On November 14, 2024, we granted Mr. Marks 116,823 Time Options to purchase shares of our common stock and 54,608 RSUs. The Time Options have a per share exercise price equal to $17.85 per share and a 10-year term. Subject to Mr. Marks’s continued employment through the applicable vesting date, the Time Options and RSUs vest 25% per year on each of the first four anniversaries of November 8, 2024. Mr. Marks received this equity award based on his promotion to Chief Financial Officer.

On March 4, 2024, we granted Mr. Nairne 5,741 Time Options to purchase shares of our common stock and 2,971 RSUs. The Time Options have a per share exercise price equal to $15.81 per share and a 10-year term. Subject to Mr. Nairne’s continued employment through the applicable vesting date, the Time Options and RSUs vest 25% per year on each of the first four anniversaries of March 4, 2024. Mr. Nairne received this equity award based on a review of peer compensation benchmarking to create stronger alignment with the market for his role.

On November 14, 2024, we granted Mr. Nairne 58,412 Time Options to purchase shares of our common stock and 27,304 RSUs. The Time Options have a per share exercise price equal to $17.85 per share and a 10-year term. Subject to Mr. Nairne’s continued employment through the applicable vesting date, the Time Options and RSUs vest 25% per year on each of the first four anniversaries of November 1, 2024. Mr. Nairne received this equity award based on his promotion to Global Chief Operating Officer.

On September 16, 2024, we granted Ms. Smith 138,428 Time Options to purchase shares of our common stock and 65,991 RSUs. The Time Options have a per share exercise price equal to $19.62 per share and a 10-year term. Subject to Ms. Smith’s continued employment through the applicable vesting date, the Time Options and RSUs vest 25% per year on each of the first four anniversaries of September 16, 2024. Ms. Smith received this equity award based on her promotion to President.

On March 4, 2024, we granted Mr. Jardine 7,176 Time Options to purchase shares of our common stock and 3,714 RSUs. The Time Options have a per share exercise price equal to $15.81 per share and a 10-year term. Subject to Mr. Jardine’s continued employment through the applicable vesting date, the Time Options and RSUs vest 25% per year on each of the first four anniversaries of March 4, 2024. Mr. Jardine received this equity award based on a review of peer compensation benchmarking to create stronger alignment with the market for his role.

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On November 14, 2024, we granted Mr. Jardine 11,683 Time Options to purchase shares of our common stock and 5,461 RSUs. The Time Options have a per share exercise price equal to $17.85 per share and a 10-year term. Subject to Mr. Jardine’s continued employment through the applicable vesting date, the Time Options and RSUs vest 25% per year on each of the first four anniversaries of November 14, 2024. Mr. Jardine received this equity award based on recognition of his service to First Advantage, including in connection with the Sterling Acquisition.

Messrs. Gamsey and Jaeger did not receive any equity awards in 2024.

Other Compensation

Retirement Benefits

We maintain a defined contribution plan (the “401(k) Plan”) for all full-time United States employees, including our U.S.-based Named Executive Officers. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(a) of the Internal Revenue Code. Each participant may contribute up to 60% of such participant’s eligible compensation to the 401(k) Plan subject to annual limitations and the Company may make discretionary matching contributions.

Health and Welfare Benefits

We provide various employee benefit programs to our Named Executive Officers, including medical, dental, vision, health savings account, flexible spending accounts, disability insurance, and life and accidental death and dismemberment insurance. These benefit programs are available to all of our full-time employees in each applicable country of employment. We design our employee benefits programs to be affordable and competitive in relation to the local market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

No Pension Benefits

Other than with respect to our 401(k) Plan, our employees, including the U.S.-based Named Executive Officers, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

No Nonqualified Deferred Compensation

During 2024, our employees, including the Named Executive Officers, did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Perquisites

We generally do not provide perquisites or personal benefits to our U.S.-based Named Executive Officers. Mr. Nairne is entitled to receive a housing allowance of $56,000 per year, educational allowance of $12,000 per year and car allowance of $8,000 per year.

Severance Arrangements and Change in Control Vesting

Each U.S.-based Named Executive Officer is entitled to receive severance benefits under the terms of their employment letter agreement upon termination by us without cause or by the executive for good reason. Mr. Nairne’s employment may be terminated by us without good cause upon two months prior notice or payment of two month’s wages in lieu thereof. We provide these severance benefits in order to provide an overall compensation package that is competitive with that offered by the companies with whom we compete for executive talent. Severance benefits allow our Named Executive Officers to focus on our objectives without concern for their employment security in the event of a termination.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the 2024 Form 10-K.

Submitted by the Compensation Committee of the Company’s Board of Directors:

John Rudella, Chair

Susan R. Bell

Bridgett R. Price

Bianca Stoica

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Summary Compensation Table

The following table sets forth information concerning the compensation earned by our Named Executive Officers, during our fiscal year ended December 31, 2024.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)
Scott Staples
Chief Executive Officer	2024	616,667	660,420	1,462,129	1,359,816	--	5,218	4,104,249
	2023	600,000	100,000	--	--	--	4,996	704,996
	2022	600,000	153,048	--	--	--	4,575	757,623
Steven Marks(6)
Chief Financial Officer & Executive Vice President	2024	343,208	523,060	1,115,668	1,022,967	--	4,950	3,009,853
David L. Gamsey
Former Chief Financial Officer & Executive Vice President (retired effective November 8, 2024)	2024	457,650	565,000	--	--	--	5,175	1,027,825
	2023	500,000	75,000	--	--	--	1,784	576,784
	2022	500,000	95,655	--	--	--	4,575	600,230
Douglas Nairne(6)
Global Chief Operating Officer	2024	354,521	192,710	534,348	492,086	--	64,000	1,637,665
Joelle M. Smith
President	2024	500,929	347,160	1,294,743	1,121,267	--	2,994	3,267,093
	2023	460,000	69,000	--	--	--	4,962	533,962
	2022	436,459	78,463	1,457,441	2,310,250	--	4,382	4,286,996
Bret T. Jardine
Chief Legal Officer and Corporate Secretary	2024	387,500	546,880	156,197	139,170	--	4,522	1,234,269
	2023	369,267	56,300	49,256	82,367	--	4,370	561,560
	2022	351,750	67,293	--	--	--	4,017	423,060
Joseph Jaeger
Former President, Americas (retired effective November 1, 2024)	2024	416,667	200,000	--	--	--	62,866	679,533
	2023	500,000	100,000	--	--	--	4,950	604,950
	2022	500,000	191,310	--	--	--	4,575	695,885

(1)
Amounts reported in this column reflect their base salary earned during 2024.
(2)
The amounts reported in this column represent the annual incentive bonus amounts earned by each Named Executive Officer pursuant to our MICP (as described above under “—Management Incentive Compensation Plan”). Additionally, in November 2024, each of our Named Executive Officers other than Mr. Jaeger received a special one-time cash transaction bonus after completion of the Sterling Acquisition. Each of Messrs. Staples, Gamsey, Marks, and Jardine received $450,000, Mr. Nairne received $100,000, and Ms. Smith received $200,000 as a special one-time cash transaction bonus.
(3)
With respect to all our Named Executive Officers for 2024, we granted RSUs under our 2021 Equity Plan pursuant to a form of restricted stock unit agreement (the “RSU Agreement”). 100% of the RSUs are subject solely to time-based vesting criteria. Amounts also reflect the incremental compensation expense incurred for Messrs. Gamsey and Jaeger under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 as a result of modifications made to their equity awards in connection with their respective retirements as described below under the headings “Payments and Benefits Provided to Mr. Gamsey in Connection with his Retirement” and “Payments and Benefits Provided to Mr. Jaeger in Connection with his Retirement”. See Note 11 (“Share-based Compensation”) to our audited consolidated financial statements included in our 2024 Form 10-K for a discussion of the valuation of our equity-based awards.

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(4)
With respect to all our Named Executive Officers for 2024, we granted stock options under our 2021 Equity Plan pursuant to a form nonqualified stock option agreement (the “Options Agreement”). 100% of the stock options are subject solely to time-based vesting criteria. Amounts also reflect the incremental compensation expense incurred for Messrs. Gamsey and Jaeger under FASB ASC Topic 718 as a result of modifications made to their equity awards in connection with their respective retirements as described below under the headings “Payments and Benefits Provided to Mr. Gamsey in Connection with his Retirement” and “Payments and Benefits Provided to Mr. Jaeger in Connection with his Retirement”. See Note 11 to our audited consolidated financial statements included in our 2024 Form 10-K for a discussion of the valuation of our equity-based awards.
(5)
The amounts reported in this column represent the discretionary employer matching contribution under the 401(k) Plan for each applicable U.S. Named Executive Officer. For Mr. Nairne, this amount includes his housing allowance of $56,000 per year, education allowance of up to $12,000 per year, and car allowance of $8,000 per year. For Mr. Jaeger, this amount includes post-termination base salary continuation payments paid in 2024.
(6)
Under applicable SEC rules, we have excluded compensation for each of Messrs. Marks and Nairne for 2022 and 2023, as they were not Named Executive Officers during 2022 and 2023.

Employment Agreements with Named Executive Officers

The Company entered into an employment letter agreement with each of our Named Executive Officers, which sets forth standard terms summarizing annual base salary, bonus, and benefits.

Staples Employment Agreement

Pursuant to Mr. Staples’ employment letter agreement, dated March 1, 2017 (the “Staples Employment Agreement”), Mr. Staples serves as our Chief Executive Officer. The following terms are provided by the Staples Employment Agreement:

Employment Term

The Staples Employment Agreement has no specified employment term and may be terminated by either the Company or Mr. Staples at any time and for any reason or no reason. In the event of Mr. Staples’ voluntary resignation, he is required to provide 30 days’ notice and, if so requested by the Company, will continue working on a full-time basis in his then current role through the expiration of the 30-day notice period.

Compensation and Benefits

Mr. Staples is entitled to an initial base salary of $450,000 (increased to $700,000 in 2024), which is subject to annual review and increase pursuant to employee compensation policies in effect from time to time. In addition, he is eligible to receive an annual performance cash bonus under the MICP in a target amount equal to $350,000 for 2018 and thereafter (increased to $525,000 in 2024).

Marks Employment Agreement

Pursuant to Mr. Marks’s employment letter agreement, dated April 6, 2016 (the “Marks Employment Agreement”), Mr. Marks was initially engaged as an Assistant Controller and, since November 8, 2024, serves as our Chief Financial Officer. The following terms are provided by the Marks Employment Agreement.

Employment Term

The Marks Employment Agreement has no specified employment term and may be terminated by either the Company or Mr. Marks at any time and for any reason or no reason, upon written notice to the other party.

Compensation and Benefits

Mr. Marks is entitled to an initial base salary of $135,000 (increased to $450,000 in 2024), which is subject to annual review and adjustment pursuant to employee compensation policies in effect from time to time. In addition, he is eligible to participate in the MICP, pursuant to which he may receive an annual performance bonus in an amount equal to 20% of his base salary (increased to 50% in 2024).

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Nairne Employment Agreement

Pursuant to Mr. Nairne’s letter of employment, dated October 4, 2021 (the “Nairne Employment Agreement”), Mr. Nairne initially served as our Chief Operating Officer - International and, since November 1, 2024, serves as our Global Chief Operating Officer. The following terms are provided by the Nairne Employment Agreement.

Employment Term

The Nairne Employment Agreement had an initial term of one year with an option to extend the agreement into an indefinite term, which occurred in 2022. The Nairne Employment Agreement may be terminated by either the Company or Mr. Nairne at any time and for any reason or no reason, upon sixty days’ written notice to the other party or immediately for cause.

Compensation and Benefits

Mr. Nairne is entitled to an initial base salary of $325,000 (increased to $500,000 in 2024), which is subject to annual review and adjustment (but not reduction for the same responsibilities) pursuant to employee compensation policies in effect from time to time. In addition, he is eligible to participate in the MICP, pursuant to which he may receive an annual performance bonus in an amount equal to 50% of his base salary, and entitled to receive a housing allowance of $56,000 per year, an educational allowance of $12,000 per year and car allowance of $8,000 per year.

Smith Employment Agreement

Pursuant to Ms. Smith’s employment letter agreement, dated May 31, 2017 (the “Smith Employment Agreement”), Ms. Smith was initially engaged as an Executive Vice President and, since September 16, 2024, serves as our President. The following terms are provided by the Smith Employment Agreement.

Employment Term

The Smith Employment Agreement has no specified employment term and may be terminated by either the Company or Ms. Smith at any time and for any reason or no reason, upon written notice to the other party.

Compensation and Benefits

Ms. Smith is entitled to an initial base salary of $320,000 (increased to $600,000 in 2024), which is subject to annual review and adjustment pursuant to employee compensation policies in effect from time to time. In addition, she is eligible to participate in the MICP, pursuant to which she may receive an annual performance bonus in an amount equal to 50% of her base salary (adjusted to 75% in 2024).

Jardine Employment Agreement

Pursuant to Mr. Jardine’s employment letter agreement, dated March 30, 2011 (the “Jardine Employment Agreement”), Mr. Jardine serves as our Chief Legal Officer. The following terms are provided by the Jardine Employment Agreement.

Employment Term

The Jardine Employment Agreement has no specified employment term and may be terminated by either the Company or Mr. Jardine at any time and for any reason or no reason, upon written notice to the other party.

Compensation and Benefits

Mr. Jardine is entitled to an initial base salary of $200,000 (increased to $450,000 in 2024), which is subject to annual review and adjustment pursuant to employee compensation policies in effect from time to time. In addition, he is eligible to participate in the MICP, pursuant to which he may receive an annual performance bonus in an amount equal to 75% of his base salary (adjusted to 50% in 2021).

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Restrictive Covenants Applicable to Named Executive Officers

Under their respective employment letter agreements, each U.S.-based Named Executive Officer, other than Mr. Marks, is subject to the following restrictive covenants: (i) confidentiality during employment and perpetually upon termination, (ii) non-use of trade secrets during employment and perpetually upon termination, (iii) non-competition during employment and for 12 months (24 months pursuant to the restrictive covenants they agreed to under their equity awards) following termination, (iv) non-solicitation of employees and non-solicitation of customers, suppliers, and other business relations during employment and for 12 months (24 months pursuant to the restrictive covenants they agreed to under their equity awards) following termination, and (v) mutual non-disparagement during employment and perpetually upon termination. Mr. Marks is subject to the same restrictive covenants under his equity awards that the other U.S.-based Named Executive Officers are subject to under their equity awards.

Under the Nairne Employment Agreement, Mr. Nairne is subject to the following restrictive covenants: (i) confidentiality during employment and perpetually upon termination, (ii) non-use of trade secrets during employment and perpetually upon termination, (iii) non-competition during employment and for 3 months (or 6 months solely with respect to Mr. Nairne owning 25% or more of the voting rights of any company that is a competitive business or might reasonably be thought by us to require Mr. Nairne to disclose our confidential information in order to carry out his duties or further his interest in such company) following termination and (iv) non-solicitation of employees, no hire of employees and non-solicitation of customers, suppliers, and other business relations during employment and for six months following termination. Mr. Nairne is subject to the same restrictive covenants under his equity awards that the other Named Executive Officers are subject to under their equity awards.

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Grants of Plan Based Awards for 2024

The following table provides information with regard to each grant of plan-based awards made to a Named Executive Officer under any plan during 2024.

Name and Award Type	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Scott Staples(1)
Annual Cash Bonus	n/a	n/a	--	--	--	--	--	--	--	--	--	--
RSUs	11/14/2024	10/30/2024	--	--	--	--	--	--	81,912	--	--	1,462,129
Time Options	11/14/2024	10/30/2024	--	--	--	--	--	--	--	175,234	17.85	1,359,816
Steven Marks(2)
Annual Cash Bonus	n/a	n/a	--	--	--	--	--	--	--	--	--	--
RSUs	3/4/2024	2/21/2024	--	--	--	--	--	--	8,913	--	--	140,915
Time Options	3/4/2024	2/21/2024	--	--	--	--	--	--	--	17,222	15.81	116,421
RSUs	11/14/2024	10/30/2024	--	--	--	--	--	--	54,608	--	--	874,753
Time Options	11/14/2024	10/30/2024	--	--	--	--	--	--	--	116,823	17.85	906,546
Douglas Nairne(3)
Annual Cash Bonus	n/a	n/a	--	--	--	--	--	--	--	--	--	--
RSUs	3/4/2024	2/21/2024	--	--	--	--	--	--	2,971	--	--	46,972
Time Options	3/4/2024	2/21/2024	--	--	--	--	--	--	--	5,741	15.81	38,809
RSUs	11/14/2024	10/30/2024	--	--	--	--	--	--	27,304	--	--	487,376
Time Options	11/14/2024	10/30/2024	--	--	--	--	--	--	--	58,412	17.85	453,277
Joelle M. Smith(4)
Annual Cash Bonus	n/a	n/a	--	--	--	--	--	--	--	--	--	--
RSUs	9/16/2024	9/10/2024	--	--	--	--	--	--	65.991	--	--	1,294,743
Time Options	9/16/2024	9/10/2024	--	--	--	--	--	--	--	138,429	19.62	1,121,267
Bret T. Jardine(5)
Annual Cash Bonus	n/a	n/a	--	--	--	--	--	--	--	--	--	--
RSUs	3/4/2024	2/21/2024	--	--	--	--	--	--	3,714	--	--	58.718
Time Options	3/4/2024	2/21/2024	--	--	--	--	--	--	--	7,176	15.81	48,510
RSUs	11/14/2024	10/30/2024	--	--	--	--	--	--	5,461	--	--	97,479
Time Options	11/14/2024	10/30/2024	--	--	--	--	--	--	--	11,683	17.85	90,660

(1)
The RSUs and Time Options granted on November 14, 2024 to Mr. Staples are scheduled to vest 25% on each of the first four anniversaries of November 14, 2024 subject to Mr. Staples’s continued employment through the applicable vesting date.
(2)
The RSUs and Time Options granted on March 4, 2024 and November 14, 2024 to Mr. Marks are scheduled to vest 25% on each of the first four anniversaries of February 28, 2024 and November 8, 2024, respectively, subject to Mr. Mark’s continued employment through the applicable vesting date.
(3)
The RSUs and Time Options granted on March 4, 2024 and November 14, 2024 to Mr. Nairne are scheduled to vest 25% on each of the first four anniversaries of March 4, 2024 and November 1, 2024, respectively, subject to Mr. Nairne’s continued employment through the applicable vesting date.
(4)
The RSUs and Time Options granted on September 16, 2024 to Ms. Smith are scheduled to vest 25% on each of the first four anniversaries of September 16, 2024, subject to Ms. Smith’s continued employment through the applicable vesting date.

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(5)
The RSUs and Time Options granted on March 4, 2024 and November 14, 2024 to Mr. Jardine are scheduled to vest 25% on each of the first four anniversaries of March 4, 2024 and November 14, 2024, respectively, subject to Mr. Jardine's continued employment through the applicable vesting date.
(6)
Amounts in this column reflect the grant date fair value of the RSUs and Time Options granted to our Named Executive Officers in 2024 in accordance with FASB ASC Topic 718. See Note 11 (“Share-based Compensation”) to our audited consolidated financial statements included in our 2024 Form 10-K for a discussion of the valuation of our equity-based awards.

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Outstanding Equity Awards at 2024 Year End

The following table includes certain information with respect to restricted stock awards, RSUs, and stock options held by the Named Executive Officers as of December 31, 2024.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name and Award Type	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#) exercisable (1)	(#) unexercisable (2)	(#)(3)	($)(3)		(#)(4)	($)(5)	(#)(4)	($)(5)
Scott Staples
Restricted stock	2/9/2020	n/a	n/a	n/a	n/a	n/a	138,428	2,592,756	--	--
Nonqualified stock option	6/22/2021	1,247,514	898,490	--	13.50	6/22/2031	n/a	n/a	n/a	n/a
Restricted stock unit	11/14/2024	n/a	n/a	n/a	n/a	n/a	898,490	16,828,718	--	--
Nonqualified stock option	11/14/2024	0	175,234	--	17.85	11/14/2034	n/a	n/a	n/a	n/a
Steven Marks
Nonqualified stock option	2/9/2020	94,280	67,906	--	5.11	1/31/2030	n/a	n/a	n/a	n/a
Restricted stock unit	3/16/2022	n/a	n/a	n/a	n/a	n/a	67,906	1,271,879	--	--
Nonqualified stock option	3/16/2022	5,020	5,020	--	15.35	3/16/2032	n/a	n/a	n/a	n/a
Restricted stock unit	3/1/2023	n/a	n/a	n/a	n/a	n/a	5,020	94,025	--	--
Nonqualified stock option	3/1/2023	2,622	7,868	--	12.20	3/1/2033	n/a	n/a	n/a	n/a
Restricted stock unit	3/4/2024	n/a	n/a	n/a	n/a	n/a	7,868	147,368	--	--
Nonqualified stock option	3/4/2024	0	17,222	--	15.81	3/4/2034	n/a	n/a	n/a	n/a
Restricted stock unit	11/14/2024	n/a	n/a	n/a	n/a	n/a	17,222	322,568	--	--
Nonqualified stock option	11/14/2024	0	116,823	--	17.85	11/14/2034	n/a	n/a	n/a	n/a
David L. Gamsey
Restricted stock	2/9/2020	n/a	n/a	n/a	n/a	n/a	0	0	--	--
Nonqualified stock option	6/22/2021	0	0	--	13.50	6/22/2031	n/a	n/a	n/a	n/a
Douglas Nairne
Restricted stock unit	12/21/2021	n/a	n/a	n/a	n/a	n/a	116,823	2,188,095	--	--
Nonqualified stock option	12/21/2021	42,000	28,000	--	16.02	12/21/2031	n/a	n/a	n/a	n/a
Restricted stock unit	5/11/2023	n/a	n/a	n/a	n/a	n/a	28,000	524,440	--	--
Nonqualified stock option	5/11/2023	2,887	8,662	--	11.12	5/11/2033	n/a	n/a	n/a	n/a
Restricted stock unit	3/4/2024	n/a	n/a	n/a	n/a	n/a	8,662	162,239	--	--
Nonqualified stock option	3/4/2024	0	5,741	--	15.81	3/4/2034	n/a	n/a	n/a	n/a
Restricted stock unit	11/14/2024	n/a	n/a	n/a	n/a	n/a	5,741	107,529	--	--
Nonqualified stock option	11/14/2024	0	58,412	--	17.85	11/14/2034	n/a	n/a	n/a	n/a

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (CONTINUED)

Name and Award Type	Grant Date	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#) exercisable (1)	(#) unexercisable (2)	(#)(3)	($)(3)		(#)(4)	($)(5)	(#)(4)	($)(5)
Joelle M. Smith
Nonqualified stock option	2/9/2020	141,423	101,857	--	5.11	1/31/2030	n/a	n/a	n/a	n/a
Nonqualified stock option	8/24/2020	12,533	9,029	--	5.11	8/24/2030	n/a	n/a	n/a	n/a
Restricted stock unit	5/12/2022	n/a	n/a	n/a	n/a	n/a	9,029	169,113	--	--
Nonqualified stock option	5/12/2022	199,923	199,924	--	13.13	5/12/2032	n/a	n/a	n/a	n/a
Restricted stock unit	9/16/2024	n/a	n/a	n/a	n/a	n/a	199,924	3,744,577	--	--
Nonqualified stock option	9/16/2024	0	138,428	--	19.62	9/16/2034	n/a	n/a	n/a	n/a
Bret T. Jardine
Nonqualified stock option	2/9/2020	52,280	67,906	--	5.11	1/31/2030	n/a	n/a	n/a	n/a
Restricted stock unit	5/11/2023	n/a	n/a	n/a	n/a	n/a	67,906	1,271,879	--	--
Nonqualified stock option	5/11/2023	3,937	11,812	--	11.12	5/11/2033	n/a	n/a	n/a	n/a
Restricted stock unit	3/4/2024	n/a	n/a	n/a	n/a	n/a	11,812	221,239	--	--
Nonqualified stock option	3/4/2024	0	7,176	--	15.81	3/4/2034	n/a	n/a	n/a	n/a
Restricted stock unit	11/14/2024	n/a	n/a	n/a	n/a	n/a	7,176	134,406	--	--
Nonqualified stock option	11/14/2024	0	11,683	--	17.85	11/14/2034	n/a	n/a	n/a	n/a
Joseph Jaeger
Restricted stock	2/9/2020	n/a	n/a	n/a	n/a	n/a	265,942	4,981,094	--	--
Nonqualified stock option	6/22/2021	0	263,249	--	13.50	6/22/2031	n/a	n/a	n/a	n/a
Restricted stock unit	12/22/2021	n/a	n/a	n/a	n/a	n/a	8,983	168,252	--	--

(1)
Amounts represent nonqualified stock options that were vested as of December 31, 2024.
(2)
Amounts in this column represent the number of Time Options that have not vested on or prior to December 31, 2024. The Time Options granted in 2020 and 2021 provide that, subject to the executive’s continued employment through the applicable vesting date, 20% of the Time Options become vested on each of the first five anniversaries. Time Options granted in 2022 and thereafter provide that, subject to the executive’s continued employment through the applicable vesting date, 25% of the Time Options become vested on each of the first four anniversaries.

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Amounts in this column also represent the number of performance-based vesting nonqualified stock options (“Performance Options”) that have not vested on or prior to December 31, 2024. In May 2023, the Board of Directors approved a modification of the vesting terms of outstanding unvested and unearned Performance Options previously issued under its equity plans (“Performance Award Vesting Modification”). The Performance Award Vesting Modification, effective on May 10, 2023, allowed for unvested and unearned Performance Options outstanding as of the date of the Performance Award Vesting Modification, to vest based on time on the fourth, fifth, and sixth anniversaries of the relevant vesting commencement date, as set forth in each grant agreement, while preserving the eligibility to vest upon the Company’s investors receiving a targeted money-on-money return, subject to continued service. The Performance Options, as modified, also retain their original vesting terms, which provide that, subject to the executive’s continued employment through the applicable vesting date, upon each occurrence of a Realization Event (as defined in the Option Agreement), the number of Performance Options that vest will equal the excess, if any, of (i) the total number of Performance Options as of such Realization Event over (ii) the number of Performance Options that had vested prior to such Realization Event; provided that, as of any time, the percentage of the Performance Options that are vested may not exceed the product of (A) the percentage of the Time Options granted under the same Option Agreement that are vested as of such time (after giving effect to any accelerated vesting contemplated by the applicable Option Agreement), and (B) the MOM Percentage (as defined in the applicable Option Agreement) as of such time. Performance Options that would have vested pursuant to the preceding sentence but for the proviso thereof will vest at such time as doing so would not violate such proviso. As a result of the Performance Award Vesting Modification, these awards are not considered unearned as of December 31, 2024.

(3)
On August 8, 2023, the Company’s Board of Directors declared a one-time special cash dividend of $1.50 per share to stockholders of record at the close of business on August 21, 2023. In connection with the one-time special cash dividend, the exercise price of outstanding stock option awards was reduced by $1.50, in accordance with the non-discretionary anti-dilution provisions of the equity plans.
(4)
The time-based vesting awards granted in 2020 and 2021 provide that, subject to the executive’s continued employment through the applicable vesting date, 20% of such awards become vested on each of the first five anniversaries. Time-based vesting awards granted in 2022 and thereafter provide that, subject to the executive’s continued employment through the applicable vesting date, 25% of such awards become vested on each of the first four anniversaries.

Amounts in this column also represent the number of performance-based vesting restricted shares and RSUs (“Performance Awards”) that have not vested on or prior to December 31, 2024. In May 2023, the Board of Directors approved the Performance Award Vesting Modification. The Performance Award Vesting Modification, effective May 10, 2023, allowed for unvested and unearned Performance Awards outstanding as of the date of the modification, to vest based on time on the fourth, fifth, and sixth anniversaries of the relevant vesting commencement date, as set forth in each grant agreement, while preserving the eligibility to vest upon the Company’s investors receiving a targeted money-on-money return, subject to continued service. The Performance Awards, as modified, retain their original vesting terms, which provide that, subject to the executive’s continued employment through the applicable vesting date, upon each occurrence of a Realization Event (as defined in the applicable award agreement), the number of Performance Awards that vest will equal the excess, if any, of (i) the total number of Performance Awards as of such Realization Event over (ii) the number of Performance Awards that had vested prior to such Realization Event; provided that, as of any time, the percentage of the Performance Awards that are vested may not exceed the product of (A) the percentage of the time-based vesting awards subject to the same applicable award agreement that are vested as of such time (after giving effect to any accelerated vesting contemplated by the applicable award agreement), and (B) the MOM Percentage (as defined in the applicable award agreement) as of such time. Performance Awards that would have vested pursuant to the preceding sentence but for the proviso thereof will vest at such time as doing so would not violate such proviso. As a result of the Performance Award Vesting Modification, these awards are not considered unearned as of December 31, 2024.

(5)
Amounts reported have been calculated using $18.73, which was the closing price of our common stock on December 31, 2024, the last business day of our 2024 fiscal year.

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Option Exercises and Stock Vested in 2024

The following table shows the number of shares acquired upon exercise of option awards and the vesting of stock awards and the value realized upon such exercise and vesting, in each case, by our named executive officers for the fiscal year ended December 31, 2024.

Name	Stock Options		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Scott Staples	--	--	391,285	6,405,335
Steven Marks	--	--	2,509	42,252
David L. Gamsey	448,030	2,494,722	271,478	4,987,380
Douglas Nairne	--	--	7,715	150,943
Joelle M. Smith	--	--	24,905	398,231
Bret T. Jardine	30,000	369,128	975	15,590
Joseph Jaeger	365,507	1,881,691	199,124	1,948,960
(1)
The dollar amount reported represents the amount realized on exercise by multiplying the number of shares subject to the stock option that were exercised by the difference between the exercise price and the fair market value of the Company’s common stock on the applicable exercise date.
(2)
Represents the gross number of shares acquired upon vesting and settlement of restricted stock and RSUs, without taking into account any shares withheld to satisfy applicable tax withholding obligations.
(3)
The dollar amount reported represents the amount realized by multiplying the number of shares subject to the restricted stock or RSU award that vested by the fair market value of the Company’s common stock on the day of the applicable vesting.

Potential Severance Payments or Benefits on a Termination without Cause or for Good Reason under Named Executive Officer Employment Agreements

Each Named Executive Officer who remained employed with us on December 31, 2024, other than Mr. Marks and Mr. Nairne, is entitled to severance payments and benefits pursuant to their respective employment letter agreement. Such Named Executive Officer’s receipt of severance payments and benefits is conditioned upon the Name Executive Officer’s execution of an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants set forth in the respective employment letter agreement.

Mr. Marks has no defined terms related to any severance payments upon termination. Mr. Nairne is not entitled to any severance payments upon termination. The Nairne Employment Agreement may be terminated by either Mr. Nairne or the Company with two months prior notice or paying the other party two month’s wages (or immediately by the Company for the good cause reasons set forth in the Nairne Employment Agreement). The severance entitlement for each of the other Named Executive Officer who remained employed with us on December 31, 2024 is described below:

▪
Mr. Staples is not entitled to any severance payments upon termination due to death, disability, for Cause or without Good Reason (as such terms are defined in the Staples Employment Agreement). Pursuant to the Staples Employment Agreement, if the Company terminates Mr. Staples’ employment without Cause or he resigns for Good Reason, then subject to his continued material compliance with restrictive covenants and his timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates, he will be entitled to continued payment of his base salary for the lesser of (i) 12 months and (ii) the period commencing on his termination date and ending on the day preceding the date he begins to provide at least half-time services (whether as an employee, contractor or otherwise) to another person or entity, to be paid in accordance with the standard payroll schedule.

First Advantage Corporation | 2025 Proxy Statement	39

▪
Ms. Smith is not entitled to any severance payments upon termination due to death, disability, for Cause or without Good Reason (as such terms are defined in the Smith Employment Agreement). Pursuant to the Smith Employment Agreement, if the Company terminates Ms. Smith employment without Cause or she resigns for Good Reason, then subject to her continued material compliance with restrictive covenants and her timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates, she will be entitled to continued payment of her base salary for a period of six months following the termination date, to be paid in accordance with the standard payroll schedule.
▪
Mr. Jardine is not entitled to any severance payments upon termination due to death, disability, for Cause or without Good Reason (as such terms are defined in the Jardine Employment Agreement). Pursuant to the Jardine Employment Agreement, if the Company terminates Mr. Jardine’s employment without Cause or he resigns for Good Reason, then subject to his continued material compliance with restrictive covenants and his timely execution, without revocation, of an effective release of claims in favor of the Company and its affiliates, he will be entitled to continued payment of his base salary for a period of six months following the termination date, to be paid in accordance with the standard payroll schedule.

For purposes of the employment letter agreements, with respect to all of the Named Executive Officers other than Messrs. Marks and Nairne:

“Cause” is generally defined as:

▪
A willful act or omission constituting dishonesty, fraud, or other willful malfeasance, that is injurious to the financial condition of business reputation of the Company;
▪
Conviction of, or pleading no contest to, any felony or misdemeanor involving moral turpitude;
▪
A material misrepresentation or significant breach of any of the terms of or failure to carry out obligations under the employment letter agreement (and, solely with respect to the Staples Employment Agreement, subject to certain cure provisions); and
▪
Any judgment made by a court or any binding arbitration award by an arbitral body against the Named Executive Officer that has the effect of materially diminishing the Named Executive Officer’s ability to perform duties under the employment letter agreement.

“Good Reason” is generally defined as:

▪
A material diminution or significant reduction to the applicable Named Executive Officer’s duties, position, or responsibilities;
▪
A reduction in the Named Executive Officer’s base salary, except for a base salary reduction as part of across-the-board reductions in base salary for all executive officers (up to 10% with respect to the Jardine Employment Agreement only);
▪
Other than with respect to the Staples Employment Agreement, a relocation of the Named Executive Officer’s place of employment to a location more than 35 miles from his or her current place of employment (or a material change in the geographic location at which the Named Executive Officer performs services, with respect to the Smith Employment Agreement only);
▪
With respect to the Staples Employment Agreement and Smith Employment Agreement only, a material breach by the Company of the terms of the respective employment letter agreement.

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Potential Accelerations of Vesting under Named Executive Officer Equity Award Agreements upon Termination or Change in Control

The equity award agreements governing the outstanding restricted stock, restricted stock units, and stock options held by the Named Executive Officers provide for certain accelerated vesting of the underlying award, as summarized below:

Termination Without Cause (or, where applicable, for Good Reason) During Change in Control Protection Period (or Following a Change in Control in which Performance Options or Performance Awards Are Assumed and the Investor Group has Fully Exited)

With respect to all unvested restricted stock awards, options, and RSUs held by our Named Executive Officers (except for Ms. Smith and, with respect to the equity awards granted to him in 2024, Mr. Jardine), if the participant is terminated without Cause during the 12 month period following a change in control (as defined in our 2021 Equity Plan), then all unvested time vesting awards will vest upon such termination and the time vesting condition will be satisfied with respect to all of the performance vesting awards on the closing of the change in control.

With respect to all unvested options and RSUs held by Ms. Smith and, with respect to the equity awards granted to him in 2024, Mr. Jardine, if the Named Executive Officer is terminated without cause or resigns for good reason during the 24 month period following the change in control, all unvested options and RSUs shall become fully vested upon date of termination.

In connection with the Performance Award Vesting Modification, the Performance Options and Performance Awards were amended to provide that, if a change of control occurs and the Investor Group (as defined in the award agreement) does not retain any direct or indirect interest in the Company following such change in control and any Performance Options or Performance Awards are assumed by the acquirer of the Company or any successor entity following such change in control, any such assumed Performance Options or Performance Awards that do not vest in connection with such change in control will vest if the Named Executive Officer’s employment is terminated without Cause (as defined in the award agreement) during the 12-month period following the change in control.

Termination due to Death or Disability

If a Named Executive Officer’s employment is terminated due to death or disability, awards outstanding will receive the following treatment:

▪
With respect to the Time Options (except for all Time Options granted in 2020 and the Time Options granted to Mr. Staples in 2021) each outstanding unvested option which would have become vested on the vesting date immediately following the date of termination had the applicable Named Executive Officer remained in service to the Company through such vesting date, will vest as of the date of each Named Executive Officer’s death or disability. With respect to all Time Options granted in 2020 and Time Options granted to Mr. Staples in 2021, each outstanding unvested option terminates and expires on the date of the applicable Named Executive Officer’s death or disability.
▪
With respect to the Performance Options, each outstanding vested option remains exercisable for one year after the Named Executive Officer’s death or disability.
▪
With respect to the RSUs, each RSU outstanding which would have become vested on the vesting date immediately following the date of termination had the applicable Named Executive Officer remained in service to the Company through such vesting date, will vest as of the date of each’s death or disability.
▪
With respect to the restricted stock, each outstanding unvested award immediately terminates and is forfeited for no consideration on the date of the applicable Named Executive Officer’s death or disability.

First Advantage Corporation | 2025 Proxy Statement	41

Summary of Potential Payments on Termination and/or Change in Control

The following table sets forth, for each of our Named Executive Officers who remained employed with us on December 31, 2024, the amount of the severance payments and benefits and the accelerated vesting of equity awards that the Named Executive Officer would have been entitled to under the various termination and change in control events described above, assuming they had terminated employment on December 31, 2024.

Name and Event	Cash Severance ($)	Pro-Rata Bonus ($)	Health and Welfare Benefits ($)	Accelerated Vesting of Option Awards ($)(1)	Accelerated Vesting of Restricted Stock and RSUs ($)(2)	Total ($)
Scott Staples
Without Cause/ For Good Reason Without a CIC	600,000(3)	--	--	154,203	1,534,212	2,288,415
Without Cause/ For Good Reason in Connection with a CIC	600,000	--	--	--	--	600,000
Death or Disability	--	--	--	38,551	383,553	422,104
Steven Marks
Without Cause/ For Good Reason Without a CIC	--	--	--	221,438	1,309,246	1,530,684
Without Cause/ For Good Reason in Connection with a CIC	--	--	--	--	--	--
Death or Disability	--	--	--	63,883	344,407	408,290
Douglas Nairne
Without Cause/ For Good Reason Without a CIC	83,333(4)	--	--	209,964	869,484	1,162,781
Without Cause/ For Good Reason in Connection with a CIC	83,333	--	--	--	--	83,333
Death or Disability	--	--	--	76,951	286,269	363,220
Joelle M. Smith
Without Cause/ For Good Reason Without a CIC	230,000(5)	--	--	996,373	2,168,953	3,395,326
Without Cause/ For Good Reason in Connection with a CIC	230,000	--	--	--	--	230,000
Death or Disability	230,000	--	--	559,787	775,459	1,565,246
Bret T. Jardine
Without Cause/ For Good Reason Without a CIC	187,500(5)	--	--	177,604	353,042	718,146
Without Cause/ For Good Reason in Connection with a CIC	187,500	--	--	--	--	187,500
Death or Disability	--	--	--	51,885	92,807	144,692

(1)
Amounts shown are calculated by aggregating the sums determined by multiplying, for each stock option, (x) the number of stock options that receive accelerated vesting as a result of the applicable termination of employment, by (y) the closing stock price on December 31, 2024 of $18.73 less the exercise price per share of the stock option. The value of accelerated performance vesting stock options is calculated assuming that the applicable performance measures are achieved if a change in control occurred on December 31, 2024.
(2)
Amounts shown are calculated by aggregating the sums determined by multiplying, for each award, (x) the number of shares of restricted stock and RSUs that receive accelerated vesting as a result of the applicable termination of employment, by (y) the closing stock price on December 31, 2024 of $18.73. The value of accelerated performance vesting restricted stock and RSUs is calculated assuming that the applicable performance measures are achieved if a change in control occurred on December 31, 2024.
(3)
Represents a cash severance amount equal to 12 months of base salary.
(4)
Represents a cash payment in lieu of notice equal to 2 months of base salary.
(5)
Represents a cash severance amount equal to 6 months of base salary.

First Advantage Corporation | 2025 Proxy Statement	42

Payments and Benefits Provided to Mr. Gamsey in Connection with his Retirement

Effective November 8, 2024 , Mr. Gamsey retired as our Chief Financial Officer & Executive Vice President. The payments and benefits provided to Mr. Gamsey in connection with this retirement and the payments and benefits that will be provided to him in the future are described below.

▪
Mr. Gamsey remained eligible to receive the same payment under the MICP for 2024 that he would have received if he remained employed with us through the MICP payment date, based on actual performance.
▪
Mr. Gamsey remained eligible to receive a special one-time cash transaction bonus of $450,000 after completion of the Sterling Acquisition.
▪
Effective as of December 1, 2024, Mr. Gamsey’s then unvested 189,960 restricted stock and 187,582 options became fully vested. Mr. Gamsey was permitted to exercise his outstanding options by cashless exercise and the post-termination exercise period with respect to such outstanding options ran for 180 days following December 1, 2024.

Payments and Benefits Provided to Mr. Jaeger in Connection with his Retirement

Effective November 1, 2024, Mr. Jaeger retired as our President, Americas. The payments and benefits provided to Mr. Jaeger in connection with this retirement and the payments and benefits that will be provided to him in the future are described below.

▪
Continued payment of his base salary for a period of 6 months, to be paid in accordance with the standard payroll schedule.
▪
Mr. Jaeger remained eligible to receive the same payment under the MICP for 2024 that he would have received if he remained employed with us through the MICP payment date, based on actual performance.
▪
Effective as of November 1, 2024, Mr. Jaeger’s then unvested 265,942 restricted stock, 263,249 options, and 29,918 restricted stock units that were eligible to time vest on or prior to January 31, 2026 remained outstanding and eligible to vest in accordance with their applicable vesting terms through January 31, 2026.
▪
Mr. Jaeger will receive a commission bonus related to a strategic customer account equal to $50,000, contingently payable on the go-live date for such strategic customer account.
▪
Mr. Jaeger agreed to amend his non-compete period in his employment letter so that it runs until January 31, 2026.

Chief Executive Officer Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K of the Exchange Act, we are providing the following information about the relationship of the annual total compensation of our CEO and the annual total compensation of our employees for 2024 (our “CEO pay ratio”). Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the rule’s flexibility, the method we used to determine the median employee may be different from our peers, so the ratios may not be comparable.

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Methodology for Determining Our Median Employee

For purposes of the CEO pay ratio disclosure, we are required to identify a median employee based on our worldwide workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time). The median employee is determined by identifying the employee whose compensation is at the median of the compensation of our employee population (other than our CEO). The following outlines the methodology, material assumptions, and estimates used to determine the median employee for 2024:

Employee Population: We determined that, as of December 31, 2024, the date we selected to identify the median employee, our employee population consisted of approximately 10,000 individuals working for the Company.

Compensation Measure Used to Identify the Median Employee: Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of our employees to identify the median employee, rather than using annual total compensation, we selected annualized base salary for 2024 as the compensation measure. We did not make any cost-of-living adjustments in identifying the median employee.

The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2024 was 103 to 1. This ratio was based on the following:

▪
The annual total compensation of our CEO for 2024, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, was $616,667.
▪
The median of the annual total compensation of all employees (other than our CEO), determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, was $5,983.

First Advantage Corporation | 2025 Proxy Statement	44

Pay Versus Performance

As required by Item 402(v) of Regulation S-K (“Item 402(v)”), the Company is providing the following information regarding the relationship between the executive compensation actually paid by the Company and the financial performance of the Company using selected financial performance measures over the applicable time period of the disclosure, calculated in a manner consistent with Item 402(v). Please refer to our “Compensation Discussion and Analysis” section for a discussion of the Company’s executive compensation policies and programs and an explanation of how executive compensation decisions are made at First Advantage.

The following table includes a calculation of compensation, “compensation actually paid,” that differs significantly from the way in which the Company views annual compensation decisions, as discussed in the Compensation Discussion and Analysis, and from the Summary Compensation Table calculation of compensation.

Year (a)	Summary Compensation Table total for PEO ($)(b)	Compensation Actually Paid to PEO ($)(c)	Average Summary Compensation Table Total for non-PEO Named Executive Officers ($)(d)	Average Compensation Actually Paid to non-PEO Named Executive Officers ($)(e)	Value of Initial Fixed $100 Investment on Jun. 23, 2021 Based on:		Net Income ($) (thousands) (h)	Revenues ($) (thousands) (h)
					Total Shareholder Return ($)(f)	Peer Group Total Shareholder Return ($)(g)
2024	616,667	3,540,164	1,809,373	1,969,736	105.58	92.45	(110,273)	860,205
2023	704,996	11,156,971	569,314	2,487,961	93.79	91.56	37,293	763,761
2022	757,623	(13,962,498)	1,501,542	(937,668)	65.99	79.55	64,604	810,023
2021	7,169,796	38,633,862	2,689,670	10,778,584	96.65	100.56	16,051	712,295

(a)
The Principal Executive Officer (“PEO”) for each of 2021, 2022, 2023, and 2024 was Mr. Staples. The non-PEO Named Executive Officers for 2021 were Messrs. Gamsey and Jaeger. The non-PEO Named Executive Officers for 2022 and 2023 were Messrs. Gamsey, Jaeger, and Jardine and Ms. Smith. The non-PEO Named Executive Officers for 2024 were Messrs. Gamsey, Jaeger, Marks, Nairne, and Jardine and Ms. Smith.
(b)
The dollar amounts reported represent the total compensation for our PEO from the Summary Compensation Table included in this Proxy Statement.
(c)
The dollar amounts reported represent compensation actually paid to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. The below table describes the amounts that were deducted from or added to the Summary Compensation Table included in this Proxy Statement. The Performance Award Vesting Modification did not have an impact on the fair value of the related awards. As such, no incremental adjustment is required to the amount reported as compensation actually paid.

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Year (a)	Summary Compensation Table total	Deduct: Equity award amounts reported in the Summary Compensation Table total	Add or Subtract the Following:					Equals: Compensation Actually Paid
			The year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year

The amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year

					For awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date	For awards granted in prior years that vest in the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value

The dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year

2024	616,667	(2,821,945)	3,009,784	2,788,020	--	(52,362)	--	3,540,164
2023	704,996	--	--	8,089,501	--	407,845	1,954,629	11,156,971
2022	757,623	--	--	(14,661,196)	--	(58,925)	--	(13,962,498)
2021	7,169,796	(6,165,446)	13,743,169	17,383,521	4,243,232	2,259,590	--	38,633,862
(d)
The dollar amounts reported represent the total compensation for our Non-PEO Named Executive Officers from the Summary Compensation Table included in this Proxy Statement.
(e)
The dollar amounts reported represent the average compensation actually paid to the non-PEO Named Executive Officers, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid during the applicable year. The below table describes the average amounts that were deducted from or added to the Summary Compensation Table included in this Proxy Statement. The Performance Award Vesting Modification did not have an impact on the fair value of the related awards. As such, no incremental adjustment is required to the amount reported as compensation actually paid.

Year (a)	Summary Compensation Table total	Deduct: Equity award amounts reported in the Summary Compensation Table total	Add or Subtract the Following:					Equals: Compensation Actually Paid
			The year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year

The amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year

					For awards that are granted and vest in the same covered fiscal year, the fair value as of the vesting date	For awards granted in prior years that vest in the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value

The dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year

2024	1,809,373	(979,408)	1,011,298	152,636	--	(24,164)	--	1,969,736
2023	569,314	(32,906)	51,455	1,599,578	--	56,190	244,329	2,487,961
2022	1,501,542	(941,923)	804,060	(2,285,384)	--	(15,964)	--	(937,668)
2021	2,689,670	(1,810,320)	3,923,912	4,345,883	1,064,545	564,895	--	10,778,584
(f)
Reflects our cumulative shareholder returns for the years ended December 31, 2024, 2023, 2022, and 2021, assuming the investment of $100 in our common stock at the close of the market on June 23, 2021, the date that our common stock commenced trading on the Nasdaq Global Select Market, and that dividends paid by Company are reinvested.

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(g)
Our peer group identified in this Proxy Statement in “Compensation Discussion and Analysis” was utilized for the calculations in this column. This column reflects the peer group’s cumulative shareholder returns assuming an initial investment of $100 in the peer group at the close of trading on June 23, 2021 and the reinvestment of all dividends. The calculation is additionally adjusted for HireRight Holdings Corporation, Instructure Holdings, Inc., and Sterling Check Corp., each having their IPO on October 29, 2021, July 22, 2021, and September 23, 2021, respectively, and each having delisted as a public company in 2024.
(h)
Net income and revenues are as reported in our audited consolidated financial statements our 2024 Form 10-K. Revenues were determined to be the most important financial performance measure linking Compensation Actually Paid to Company performance for 2024 and therefore was selected as the 2024 “Company-Selected Measure” as defined in Item 402(v).

Relationship Between Compensation Actually Paid and Company Performance

Since a significant portion of our CEO’s and other Named Executive Officers’ compensation is performance-based and delivered as equity awards, compensation actually paid has been directionally aligned with our total shareholder return since the date of our IPO.

Financial Performance Measures

The three financial performance measures listed in the following table represent an unranked list of the “most important” financial performance measures linking compensation actually paid to the Named Executive Officers for 2024 and company performance. We do not consider any one of the following financial performance measures to be the most important measure for our company or executive compensation program. Additional financial performance measures, based on an absolute and relative basis, and other measures were used to link executive pay to company performance as further described in “Compensation Discussion and Analysis.”

Measure	Definition
Revenues	Revenues as reported in our audited consolidated financial statements our 2024 Form 10-K.
Adjusted EBITDA

We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We exclude the impact of share-based compensation because it is a non-cash expense and we believe that excluding this item provides meaningful supplemental information regarding performance and ongoing cash generation potential. We exclude loss on extinguishment of debt, transaction and acquisition related charges, integration and restructuring charges, and other charges because such expenses are episodic in nature and have no direct correlation to the cost of operating our business on an ongoing basis.

Adjusted EBITDA Margin	We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenues.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2024, none of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

Effective upon the consummation of the IPO, we adopted an annual compensation policy covering each of our non-employee directors. Under this policy, each of our non-employee directors who is not employed by Silver Lake receives an annual cash retainer of $50,000, payable in arrears, and an annual equity award consisting of RSUs valued at approximately $175,000, in each case, with a one-year vesting period. If such individual is not employed by Silver Lake, directors are paid the following amounts on a quarterly basis in arrears: (i) our Audit Committee Chair and Audit Committee members receive an additional annual cash retainer of $20,000 and $10,000, respectively; (ii) our Compensation Committee Chair and Compensation Committee members receive an additional annual cash retainer of $15,000 and $7,500, respectively; and (iii) our Nominating and Corporate Governance Committee Chair and Nominating and Corporate Governance Committee members receive an additional annual cash retainer of $10,000 and $5,000, respectively.

In addition, in connection with the IPO, we granted each of our non-employee directors, who was not employed by Silver Lake, RSUs valued at approximately $225,000, in each case, with a three-year vesting period. Subsequently, we made a similar grant to Dr. Price in connection with her appointment to the Board of Directors as of June 17, 2022, and we expect to continue to make such grants to each newly elected and appointed non-employee director who is not employed by Silver Lake.

The following table contains information concerning the compensation of Ms. Bell, Mr. Clark, Dr. Price, and Ms. Sim. Messrs. Osnoss and Rudella and Ms. Stoica are employees of Silver Lake and did not receive any compensation as directors of the Company. Mr. Staples does not receive additional compensation for serving as a director. The compensation paid to Mr. Staples, our Chief Executive Officer, for 2024 is presented in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)(1)	Equity Awards ($)(2)	Total ($)
Susan R. Bell	77,500	174,701	252,201
James L. Clark	55,000	174,701	229,701
Bridgett R. Price	65,000	174,701	239,701
Judith Sim	70,000	174,701	244,701

(1)
Amounts reflect the aggregate amount of cash retainers paid during 2024.
(2)
Amounts reflect the full grant-date fair value of RSUs granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 11 to our audited consolidated financial statements included in our 2024 Form 10-K for a discussion of the valuation of our equity-based awards.

As of December 31, 2024, the following non-employee directors held the following number of RSUs:

Name	Number of RSUs Outstanding(1)
Susan R. Bell	10,672
James L. Clark	10,672
Bridgett R. Price	15,752
Judith Sim	10,672

(1)
The RSUs of Mr. Clark and Mses. Bell and Sim are scheduled to vest as follows: 10,672 on June 7, 2025. The RSUs of Dr. Price are scheduled to vest as follows: 10,672 on June 7, 2025 and 5,080 on June 17, 2025.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2024, certain information related to our compensation plans under which shares of our common stock may be issued.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (1)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders (2)(3)
2021 Equity Plan	6,471,291	$14.38	19,216,600
2021 Employee Stock Purchase Plan	--	--	5,686,865
Equity compensation plans not approved by security holders (4)	1,602,966	$5.15	--
Total	8,074,257	$11.96	24,903,465
(1)
Weighted average exercise price relates only to outstanding options.
(2)
The 2021 Equity Plan and the 2021 Employee Stock Purchase Plan allow for future grants of securities. The maximum number of shares that may be granted under the 2021 Equity Plan is 17,525,000 shares without giving effect to any “evergreen” increase, pursuant to which such “Absolute Share Limit” is automatically increased on the first day of each calendar year commencing on January 1, 2022 and ending on January 1, 2030 in an amount equal to the lesser of (x) 2.5% of the total number of shares of common stock outstanding on the last day of the immediately preceding calendar year and (y) a number of shares as determined by the Board. Restricted stock, stock options, and restricted stock units are counted on a one-for-one basis. The securities reflected in the table above do not reflect vested and unvested shares of restricted stock that were issued under the 2021 Equity Plan. Number of securities to be issued upon exercise or vesting includes securities that may be issued upon satisfaction of performance criteria. The maximum number of shares that may be granted under the 2021 Employee Stock Purchase Plan is 1,525,000 shares without giving effect to any “evergreen” increase, pursuant to which such “Absolute Share Limit” is automatically increased on the first day of each calendar year commencing on January 1, 2022 and ending on January 1, 2030 in an amount equal to the lesser of (x) 0.75% of the total number of shares of common stock outstanding on the last day of the immediately preceding calendar year and (y) a number of shares as determined by the Board.
(3)
This table excludes 507,143 nonvested RSUs and 1,954,630 nonvested RSAs issued to Sterling Check Corp. employees as a result of the Sterling Acquisition. The Company does not anticipate granting additional equity awards under the Sterling Check Corp. Plan.
(4)
Represents shares issuable under the Class B LP Option Grant Agreements after conversion of the pre-IPO options pursuant to the form of option conversion notice in connection with our IPO. The Class B Options expire ten years subsequent to the date of grant. The Company will not make future grants under the Class B LP Option Grant Agreements. See also Note 11 to our audited financial statements included in our 2024 Form 10-K.

First Advantage Corporation | 2025 Proxy Statement	49

OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 24, 2025 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and Named Executive Officers, and (3) all of our directors and current executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, and includes common stock of which that person has the right to acquire beneficial ownership within 60 days of April 24, 2025.

Name	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Greater than 5% Stockholders:
Entities affiliated with Silver Lake(1)	89,557,840	51.6%
Independent Directors:
Susan R. Bell(2)	50,630	*
James L. Clark(2)	42,927	*
Joseph Osnoss(3)	115,936	*
Bridgett R. Price(4)	39,252	*
John Rudella(3)	15,224	*
Judith Sim(2)	50,630	*
Bianca Stoica(3)	7,811	*
Named Executive Officers:
Scott Staples(5)	5,457,947	3.1%
Steven Marks(6)	178,347	*
Douglas Nairne(7)	73,124	*
Joelle M. Smith(8)	584,565	*
Bret T. Jardine(9)	112,046	*
All current executive officers and directors as a group (12 persons)(10)	6,688,481	3.9%

* Indicates less than one percent of common stock.

(1)
Represents shares of common stock held of record by SLP Fastball Aggregator, L.P. SLP V Aggregator GP, L.L.C. is the general partner of SLP Fastball Aggregator, L.P. Silver Lake Technology Associates V, L.P. is the managing member of SLP V Aggregator GP, L.L.C. SLTA V (GP), L.L.C. is the general partner of Silver Lake Technology Associates V, L.P. Silver Lake Group, L.L.C., is the managing member of SLTA V (GP), L.L.C. The managing members of Silver Lake Group, L.L.C. are Egon Durban, Kenneth Hao, Christian Lucas, Gregory Mondre, and Joseph Osnoss. The principal business address for each of the entities identified in this paragraph is c/o Silver Lake Group, L.L.C., 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(2)
The number of shares of common stock reported includes 10,672 shares underlying RSUs that vest within 60 days of April 24, 2025.
(3)
Mr. Osnoss is a Managing Partner and Managing Member of Silver Lake, and each of Mr. Rudella and Ms. Stoica is a Director of Silver Lake.
(4)
The number of shares of common stock reported includes 15,752 shares underlying RSUs that vest within 60 days of April 24, 2025.
(5)
Includes 911,801 shares of unvested restricted stock and 1,247,514 shares underlying vested options.
(6)
Includes 153,422 shares underlying vested options.
(7)
Includes 49,209 shares underlying vested options. The number of shares of common stock reported also includes 2,887 and 716 shares underlying options and RSUs, respectively, that vest within 60 days of April 24, 2025.
(8)
Includes 516,933 shares underlying vested options. The number of shares of common stock reported also includes 99,962 and 24,905 shares underlying options and RSUs, respectively, that vest within 60 days of April 24, 2025.

First Advantage Corporation | 2025 Proxy Statement	50

(9)
Includes 104,010 shares underlying vested options. The number of shares of common stock reported also includes 3,937 and 976 shares underlying options and RSUs, respectively, that vest within 60 days of April 24, 2025.
(10)
Includes 911,801 shares of unvested restricted stock and 2,071,088 shares underlying vested options, which are separately reported in the above table for certain current executive officers included in this group. The number of shares of common stock reported also includes 106,786 and 74,365 shares underlying options and RSUs, respectively, that vest within 60 days of April 24, 2025, which are separately reported in the above table for certain current executive officers included in this group.

First Advantage Corporation | 2025 Proxy Statement	51

TRANSACTIONS WITH RELATED PERSONS

Statement of Policy Regarding Transactions with Related Persons

Our Board of Directors has adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying transactions with related persons and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines of our Board of Directors and our Global Code of Conduct and Ethics.

The Related Person Transaction Policy provides that all transactions with related persons covered by the policy must be reviewed and approved or ratified by the Audit Committee or disinterested and independent members of the Board of Directors and that any employment relationship or transaction involving an executive officer and any related compensation must be approved or recommended for the approval of the Board of Directors by the Compensation Committee.

In reviewing transactions with related persons, the Audit Committee or disinterested members of the Board of Directors, as applicable, will consider all relevant facts and circumstances, including, without limitation:

▪
the relationship of the related person to the Company;
▪
the nature and extent of the related person’s interest in the transaction;
▪
the material terms of the transaction;
▪
the importance of the transaction both to the Company and to the related person;
▪
the business rationale for engaging in the transaction;
▪
whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;
▪
whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and
▪
any other matters that management or the Audit Committee or disinterested directors, as applicable, deem appropriate.

The Audit Committee or disinterested members of the Board of Directors, as applicable, will not approve or ratify any related person transaction unless it determines in good faith that, upon consideration of all relevant information, the related person transaction is in, or is not inconsistent with, the best interests of the Company. The Audit Committee or the disinterested and independent members of the Board of Directors, as applicable, may also conclude, upon review of all relevant information, that the transaction does not constitute a related person transaction and thus that no further review is required under the policy.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which:

▪
the Company was or is to be a participant;
▪
the amount involved exceeds $120,000; and
▪
any related person (i.e., a director, director nominee, executive officer, greater than 5% beneficial owner and any immediate family member of such person) had or will have a direct or indirect material interest.

First Advantage Corporation | 2025 Proxy Statement	52

Transactions Related to Directors, Equity Holders, and Executive Officers

Stockholders’ Agreement

In connection with the IPO, we entered into a stockholders’ agreement with Silver Lake, Workday, Inc. and management stockholders (as subsequently amended on February 28, 2024). This agreement grants Silver Lake the right to nominate to our Board of Directors a number of directors proportionate to the percentage of the issued and outstanding common stock owned by Silver Lake and its affiliates and certain transferees so long as Silver Lake and its affiliates and certain of their transferees own at least 5% of our outstanding common stock. In addition, in the event of a vacancy on the Board of Directors, Silver Lake, its affiliates and certain transferees who designated such director shall have the right to have the vacancy filled by a new Silver Lake director-designee.

In addition, the stockholders’ agreement grants to Silver Lake and its affiliates and certain of their transferees certain governance rights for as long as Silver Lake and its affiliates and certain of their transferees maintain ownership of at least 25% of our outstanding common stock, including rights of approval over change of control transactions, entry into joint ventures or similar business alliance having a fair market value of more than $100 million, incurrence of debt for borrowed money in excess of $100 million, the increase or reduction in the size of our Board of Directors, the initiation of any liquidation, dissolution, bankruptcy, or other insolvency proceeding, appointment or termination of our chief executive officer, or any material change in the nature of our business.

In the stockholders’ agreement, we granted Silver Lake and Workday, Inc. the right to cause us, at our expense, to file registration statements under the Securities Act of 1933, as amended, covering resales of our common stock held by Silver Lake and Workday, Inc. Under the stockholders’ agreement, certain holders of registrable securities party thereto are also provided with customary “piggyback” registration rights with certain exceptions.

The stockholders’ agreement also requires us to indemnify certain of our stockholders and their affiliates in connection with any registrations of our securities.

Agreements with Officers

In addition, we have certain agreements with our officers which are described in the section entitled “Executive Compensation.”

Director Indemnification

We have entered into indemnification agreements with our directors, which agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors.

First Advantage Corporation | 2025 Proxy Statement	53

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, First Advantage Corporation, 1 Concourse Parkway NE, Suite 200, Atlanta, Georgia 30328. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our Proxy Statement for the 2026 Annual Meeting, a proposal must be received by our Corporate Secretary on or before December 25, 2025. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate candidates for director and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the 2026 Annual Meeting, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Corporate Secretary at the principal executive offices of our Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2026 Annual Meeting, such a proposal must be received on or after February 6, 2026, but not later than March 8, 2026. In the event that the date of the 2026 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or the tenth day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. The Bylaws have additional requirements that must also be followed in connection with submitting nominations or other business at an annual meeting.

In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than First Advantage’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2026.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs. While the Company does not household, some brokers with account holders who are Company stockholders may household proxy materials, delivering a single proxy statement or notice of internet availability of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice of internet availability of proxy materials, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting us in writing at First Advantage Corporation, 1 Concourse Parkway NE, Suite 200, Atlanta, Georgia 30328, or by phone at (888) 314-9761.

First Advantage Corporation | 2025 Proxy Statement	54

OTHER BUSINESS

The Board does not know of any other matters to be brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Bret T. Jardine
Chief Legal Officer and Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K. To access these filings, go to our website (https://investors.fadv.com/financials-filings/sec-filings). Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

First Advantage Corporation

1 Concourse Parkway NE, Suite 200

Atlanta, Georgia 30328

First Advantage Corporation | 2025 Proxy Statement	55

FirstAdvantage

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

First Advantage Corporation

Annual Meeting of Stockholders

For Stockholders of record as of April 8, 2025

Friday, June 6, 2025, 2:00 PM, Eastern Time

Annual meeting to be held virtually via the internet - please visit www.proxydocs.com/FA for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 2:00 PM, Eastern Time, June 6, 2025.

Internet:

www.proxypush.com/FA

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-506-3604

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

Virtual:

You must register to attend the meeting online and/or participate at www.proxydocs.com/FA

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bret T. Jardine and Steven Marks (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of First Advantage Corporation which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

First Advantage Corporation Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR PROPOSALS 1, 2 AND 3

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the two Class I director nominees listed in the Proxy Statement.				
		FOR	WITHHOLD		
	1.01 Scott Staples	☐	☐		FOR
	1.02 Susan R. Bell	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.	☐	☐	☐	FOR
3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.	☐	☐	☐	FOR
	NOTE: Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.				

You must register to attend the meeting online and/or participate at www.proxydocs.com/FA
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date

First Advantage Corporation

1 Concourse Parkway
Suite 200
Atlanta, GA 30328
(888) 314-9761
investors@fadv.com

fadv.com